Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

BANZAI INTERNATIONAL, INC.,

BANZAI REEL ACQUISITION, INC.,

COMPANY STOCKHOLDERS,

and

CLEARDOC, INC.

dated as of

December 10, 2024

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SCHEDULES

Schedule 1.01(A)
Schedule 1.01(B)

EXHIBITS

Exhibit A Form of Pre-Funded Warrants	A-1
Exhibit B Form of Registration Rights Agreement	B-1
Exhibit C Form of Series FE Preferred Stock Designation	C-1

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 10, 2024 by and among Banzai International, Inc., a Delaware corporation (“ListCo”), Banzai Reel Acquisition, Inc., a Delaware corporation (“Merger Sub”), Company Stockholders, and ClearDoc, Inc., a Delaware corporation doing business as OpenReel (the “Company”). ListCo, Merger Sub, Company Stockholders and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, ListCo is a company listed on the Nasdaq Capital Market;

WHEREAS, Merger Sub is a wholly owned, direct subsidiary of ListCo formed for purposes of consummating the Transactions;

WHEREAS, the Company and its Subsidiaries are a SaaS provider of an enterprise remote video creation platform (the “Business”);

WHEREAS, subject to the terms and conditions hereof and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), at the Closing, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as the Surviving Entity;

WHEREAS, in exchange, ListCo desires to issue to the Company Stockholders, in a transaction exempt from the registration requirements in reliance upon Section 4(a)(2) of the Securities Act, $19.6 million worth of shares of ListCo Class A Common Stock and/or pre-funded warrants to purchase ListCo Class A Common Stock (the “Pre-Funded Warrants”) substantially in the form attached hereto as Exhibit A;

WHEREAS, the board of directors of ListCo (the “ListCo Board”) has unanimously: (a) approved and declared advisable this Agreement and the other Ancillary Documents, and (b) determined that this Agreement and the transactions contemplated hereby and by the other Ancillary Documents (such transactions, including the Merger, the “Transactions”) are in the best interest of ListCo and the ListCo Stockholders;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) approved this Agreement and the other Ancillary Documents to which the Company is a party and the Transactions, and (b) determined that this Agreement, and such other Ancillary Documents and the Transactions are in the best interests of the Company and the Company Stockholders;

WHEREAS, upon Closing, ListCo shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit B, to Company Stockholders, pursuant to which, among other things, ListCo will agree to register for resale on an applicable Securities Act registration statement the shares of ListCo Class A Common Stock and the Pre-Funded Warrants to be issued pursuant to this Agreement and the shares of ListCo Class A Common Stock issuable upon exercise of the Pre-Funded Warrants;

WHEREAS, in order to provide certain rights to an Affiliate of Five Elms Capital Management, LLC (“Five Elms”), ListCo has also agreed to issue to an Affiliate of Five Elms at the Closing one share of Series FE Preferred Stock, having the rights set forth in the form of certificate of designation attached hereto as Exhibit C (the “Preferred Designation”);

WHEREAS, on or prior to the date hereof, the ListCo Major Stockholder executed and delivered a voting and support agreement (the “Voting and Support Agreement”) to ListCo, pursuant to which, among other things, the ListCo Major Stockholder agreed to, at any duly called annual or special meeting of the ListCo Stockholders, and in any action by written consent of the ListCo Stockholders, vote or consent all of the Subject Shares in favor of a proposal to approve the issuance of shares of ListCo Class A Common Stock underlying the Pre-Funded Warrants, as contemplated by this Agreement and required by Nasdaq listing standards; and

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (a) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and (b) this Agreement is hereby adopted as a “plan of reorganization” with respect to the Merger within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.01 Definitions.

For purposes of this Agreement, the following capitalized terms have the following meanings:

“Action” means any action, suit, audit, examination, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Fully Diluted Company Stock” means, without duplication, the aggregate number of shares of Company Stock (A) that are issued and outstanding immediately prior to the Effective Time, (B) the maximum aggregate number of shares of Company Common Stock issuable upon full exercise of all Company Options issued, outstanding and vested immediately prior to the Effective Time, and (C) the maximum aggregate number of shares of Company Common Stock issuable upon exercise of issued and outstanding warrants.

“Ancillary Documents” means the Pre-Funded Warrants, the Registration Rights Agreement, the Voting and Support Agreement, the Certificate of Merger, the Preferred Designation and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the bylaws of the Company, as may be amended from time to time.

“Company Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to and accepted by ListCo on the date hereof.

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“Company Employee” means each current and former employee, officer and director of the Company and its Subsidiaries.

“Company Loan Agreement” means that certain Loan and Security Agreement, dated as of November 12, 2021, by and among the Company, Balloon Technologies, Inc. (as Guarantor), and Customers Bank (as successor-in-interest to Signature Bank), as amended.

“Company Key Employees” means all full-time employees of the Company as of the date hereof.

“Company Common Stock” means the common stock of the Company, par value US$0.00001 per share.

“Company Option” means each outstanding stock option exercisable for Company Common Stock granted pursuant to the Company Plan.

“Company Plan” means the Company’s 2017 Equity Incentive Plan, as amended.

“Company Preferred Stock” means, collectively, the Company’s Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock, and Series Seed-4 Preferred Stock, in each case, par value US$0.00001 per share.

“Company Stock” means, collectively, the Company Common Stock and Company Preferred Stock set forth in Schedule 6.01.

“Company Stockholder” or “Company Stockholders” means each of the holders of Company Stock set forth on the signature pages to this Agreement.

“Company Stockholder Approval” means the vote and/or consent of the stockholders of the Company required to approve the Agreement and the other Ancillary Documents and the Transactions, as determined in accordance with applicable Law and the Company Organizational Documents.

“Company Warrant” means each issued and outstanding warrant exercisable for Company Stock.

“Confidential Information” means, with respect to a Party, all confidential or proprietary documents and information concerning such Party or any of its Affiliates and its and their respective Representatives, disclosed by or on behalf of such Party (or any of its Representatives) to another Party (or any of its Representatives) in connection with this Agreement or any other Ancillary Document or the transactions contemplated hereby or thereby; provided, however, that Confidential Information shall not include any information which, (i) is or becomes generally available publicly not due to any disclosure in breach of this Agreement or (ii) at the time of the disclosure by such Party or its Representatives, was previously known by such receiving Party or its Representatives without violation of Law or any confidentiality obligation by such receiving Party or its Representatives.

“Contracts” means any legally binding contracts, agreements, licenses, subcontracts, leases, subleases, or other legally binding commitments or obligations.

“Conversion Price” means the ListCo 10-Day VWAP, provided that in no event shall the Conversion Price be less than $1.50 or more $2.25.

“Conversion Ratio” means the number resulting from dividing (i) the Merger Consideration by (ii) the number of Aggregate Fully Diluted Company Stock.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof.

“COVID-19 Measures” means any mandatory quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive or guidelines by any Governmental Authority in relation to COVID-19.

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“Data Security Requirements” means, with respect to a Party, all of the following, in each case to the extent relating to any Processing of any Personal Information or any IT Systems, any privacy, security or security breach notification requirements, or any matters relating to data privacy, protection or security, and applicable to such Party or any of its Subsidiaries, the conduct of their businesses, any IT Systems, or any Personal Information Processed by or on behalf of such Party or any of its Subsidiaries or any IT Systems: (i) applicable Laws, including Laws related to data privacy, data security, cybersecurity or national security; (ii) such Party’s and each of its Subsidiaries’ own respective internal and external rules, policies, and procedures; (iii) industry standards, requirements of self-regulatory bodies, and codes of conduct which such Party or any of its Subsidiaries purports to comply with or be bound by, or otherwise applicable to the industries in which any of them operate; and (iv) Contracts which such Party or any of its Subsidiaries is bound by or has made.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, registered capital, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person (including debt securities) convertible into or exchangeable or exercisable for shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interests in, such Person, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable or exercisable for shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interests in, such Person, and (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights (including, for the avoidance of doubt, interests with respect to an employee share ownership plan) issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” mean the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been foreseen by such Party (or such Person), or, if it could have been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, pandemics, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources.

“GAAP” means the accounting principles generally accepted in the United States of America consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, legislative, judicial, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal, and the governing body of any securities exchange or other self-regulating organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group Company” means each of the Company and its Subsidiaries.

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“Indebtedness” means, with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, and any amount required to redeem any redeemable securities, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments, (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the unpaid Taxes for all taxable periods (or portions thereof) ending on or prior to the Closing Date, to the extent due and payable, calculated on a jurisdiction-by-jurisdiction basis in amounts not less than zero, (f) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (g) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “seller notes”, (h) unpaid management fees, (i) unpaid bonus, severance and deferred compensation obligations (whether or not accrued), together with the employer portion of any payroll Taxes due on the foregoing amounts (including, for the avoidance of doubt, any such Taxes which may be deferred pursuant to a COVID-19 Measure), (j) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (i), and (k) all Indebtedness of another Person referred to in clauses (a) through (j) above guaranteed directly or indirectly, jointly or severally.

“Intellectual Property” means all intellectual property, industrial property and proprietary rights anywhere in the world, including: (i) patents, patent applications, patent disclosures, invention disclosures, industrial designs, utility models, design patents and inventions (whether or not patentable), (ii) trademarks, service marks, trade names, trade dress, corporate names, logos, and other indicia of source or origin, and all registrations, applications and renewals in connection therewith, together with all goodwill associated therewith, (iii) copyrights, works of authorship, moral rights, and all registrations and applications in connection therewith, (iv) internet domain names and social media accounts, (v) trade secrets, know-how and confidential information, and (vi) Software.

“IT Systems” means all software, computer systems, servers, networks, computer hardware and equipment, data processing, information, record keeping, communications, telecommunications, interfaces, platforms, and peripherals, and other information technology platforms, networks and systems that are owned or controlled by the Company or any of its Subsidiaries and used by them in the conduct of the Business, in each case, whether outsourced or not, together with data and information stored or contained in, or transmitted by, any of the foregoing, and documentation relating to any of the foregoing.

“Knowledge” means, with respect to the Company, the knowledge that each of the individuals listed on Schedule 1.01(A) hereto actually has, or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports who were responsible for or involved in the matter in question and have actual knowledge of such matter; and with respect to ListCo, the knowledge that each of the individuals listed on Schedule 1.01(B) hereto actually has, or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports who were responsible for or involved in the matter in question and have actual knowledge of such matter.

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lien” means any mortgage, charge, deed of trust, pledge, license, covenant not to sue, option, right of first refusal, offer or negotiation, hypothecation, encumbrance, easement, security interests, or other lien of any kind (other than, in the case of a security, any restriction on transfer of such security arising under Securities Laws).

“ListCo 10-Day VWAP” means the average of the daily volume-weighted average trading prices of ListCo Class A Common Stock for the consecutive ten (10) Trading Days immediately prior to and including the Trading Day immediately preceding the Closing Date.

“ListCo Class A Common Stock” means the Class A common stock, par value US$0.0001 per share, of ListCo.

“ListCo Class B Common Stock” means the Class B common stock, par value US$0.0001 per share, of ListCo.

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“ListCo Common Stock” means collectively, the ListCo Class A Common Stock and the ListCo Class B Common Stock, or either of the ListCo Class A Common Stock or Class B Common Stock (as the case may be).

“ListCo Disclosure Schedules” means the disclosure schedules delivered by ListCo and Merger Sub to and accepted by the Company dated as of the date of this Agreement.

“ListCo Group Company” means each of ListCo and its Subsidiaries.

“ListCo Impairment Effect” means an event, circumstance, fact, change or development that has a Material Adverse Effect on the ability of ListCo to consummate the Transactions or perform its obligations under any of the Ancillary Documents, which shall include the failure by ListCo to maintain the continuous listing of ListCo Class A Common Stock on the Nasdaq Capital Market.

“ListCo Major Stockholder” means Joseph P. Davy.

“ListCo Organizational Documents” means the Organizational Documents of ListCo, as amended and/or restated (where applicable).

“ListCo Preferred Stock” means the preferred stock, par value US$0.0001 per share, of ListCo.

“ListCo Stockholders” means any holder of ListCo Common Stock.

“Material Adverse Effect” means, with respect to a Party, an effect, development, circumstance, fact, change or event that (x) has a material adverse effect on such Party and its Subsidiaries, or the assets, liabilities, results of operations or financial condition of such Party and its Subsidiaries in each case, taken as a whole or (y) prevents or materially impairs or delays, the ability of such Party and its Subsidiaries to consummate the Transactions; provided, however, that, solely with respect to the foregoing clause (x), in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, in each case after the date hereof; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting any of the industries in which such Party and its Subsidiaries operate or the economy as a whole; (d) any epidemic, pandemic or disease outbreak (including COVID-19 and any COVID-19 Measures), (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with the Party and its Subsidiaries; (f) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other Force Majeure event; (g) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (h) any failure of the Party and its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (h) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); provided, further, that any effect referred to in clauses (a), (b), (c), (d), (f) or (g) above may be taken into account in determining if a Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on such Party and its Subsidiaries or the results of operations or financial condition of such Party and its Subsidiaries, in each case, taken as a whole, relative to other similarly situated businesses in the industries in which such Party and its Subsidiaries operate.

“Nasdaq” means The Nasdaq Stock Market LLC.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means, with respect to any Person that is not an individual, the articles or certificate of incorporation, registration or organization, bylaws, memorandum and articles of association, limited partnership agreement, partnership agreement, limited liability company agreement, stockholders agreement and other similar organizational documents of such Person.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Group Companies or the ListCo Group Companies (as applicable).

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“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions or that may thereafter be paid without penalty to the extent appropriate reserves have been established in accordance with the applicable accounting standards, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) Liens for Taxes not yet delinquent or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with the applicable accounting standards, (iv) leases, subleases and similar agreements with respect to any real property, (v) Liens, defects or imperfections on title, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be discovered by a current, accurate survey or physical inspection of such real property or (C) do not materially interfere with the present uses of such real property, (vi) Liens (except with respect to Intellectual Property) that are not material to the Party in question, taken as a whole, (vii) non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business, (viii) Liens that secure obligations that are reflected as liabilities on the financial statements, (ix) Liens securing any indebtedness (including pursuant to existing credit facilities), (x) Liens arising under applicable Securities Laws, and (xi) with respect to an entity, Liens arising under the Organizational Documents of such entity.

“Person” means any individual, corporation, company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other organization or entity of any kind or nature.

“Proceeding” means any lawsuit, litigation, action, audit, demand, examination, hearing, claim, charge, complaint, audit, investigation, inquiry, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Authority or arbitrator.

“Process” (or “Processing” or “Processed”) means any access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, sorting, treatment, manipulation, interruption, performance of operations on, enhancement, aggregation, alteration, destruction, security or disposal of any data of information (including Personal Information), or any IT System.

“Related Party” means, with respect to a Party, (a) any member, stockholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of such Party or any of its Subsidiaries, (b) any director or officer of such Party or any of its Subsidiaries, in each case of clauses (a) and (b), excluding such Party or any of its Subsidiaries.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, consultants, agents and other representatives of such Person.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any Governmental Authority and the rules and regulations promulgated thereunder (including the Securities Act and the Exchange Act and the rules and regulations thereunder).

“Security Incident” means cyber or security incident with respect to any system (including IT Systems) or any data or information (including Personal Information), including any occurrence that actually or potentially likely jeopardizes the confidentiality, integrity, or availability of any system or any data or information, and any incident of security breach or intrusion, or denial of service, or any unauthorized Processing of any IT System or any data or information, or any loss, distribution, compromise or unauthorized access to, or disclosure of, any of the foregoing.

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“SEC Reports” mean all statements, prospectuses, registration statements, forms, reports and other documents required to be filed or furnished by ListCo prior to the date of this Agreement with the SEC pursuant to the applicable requirements of the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise (collectively, the “Federal Securities Laws”)

“Series FE Preferred Stock” means, a series of preferred stock, par value US$0.0001 per share, of ListCo, in the form set forth in Exhibit C attached hereto.

“Social Security Benefits” means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing provident fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.

“Software” means (i) software of any type, including computer programs, applications, middleware, software development kits, libraries, tools, interfaces, firmware, compiled or interpreted programmable logic, objects, bytecode, machine code, games, software implementations of algorithms, models and methodologies, in each case, whether in source code or object code form, (ii) data and databases, and (iii) documentation related to any of the foregoing; together with intellectual property, industrial property and proprietary rights in and to any of the foregoing.

“Subject Shares” means the ListCo Class B Common Stock beneficially owned (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by the ListCo Major Stockholder.

“Subsidiary” means, with respect to a Person, any corporation, company or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, company or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member, including those controlled through a variable-interest-entity structure or other similar contractual arrangement, and those whose assets and financial results are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with applicable accounting principles.

“Tax” means any federal, state, provincial, territorial, local, non-U.S. and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, social security or national health insurance), ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, commodity tax or other tax or like assessment or charge, in each case imposed by any Governmental Authority, together with any interest, indexation, penalty, addition to tax or additional amount imposed with respect thereto (or in lieu thereof) by a Governmental Authority.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Trading Day” means a day on which the Trading Market on which the ListCo Class A Common Stock is primarily listed or quoted is open for business.

“Trading Market” means any of the following markets or exchanges on which the ListCo Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State St 30th floor, New York, NY 10004, and an email address of administration@continentalstock.com, and any successor transfer agent of the Company.

“Treasury Regulations” means the regulations promulgated under the Code.

Section 1.02 Construction.

(a) Unless expressly stated otherwise, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and have the meaning represented by the term “and/or”, (vii) the phrase “to the extent” means the degree to which a subject matter or other thing extends, and such phrase shall not mean simply “if”, and (viii) the words “shall” and “will” have the same meaning.

(b) Unless expressly stated otherwise, references to Contracts shall be deemed to include all subsequent amendments and other modifications thereto (subject to any restrictions on amendments or modifications set forth in this Agreement).

(c) Unless expressly stated otherwise, references to statutes shall include all regulations promulgated thereunder and references to Laws shall be construed as including all Laws consolidating, amending or replacing the Law.

(d) Any share number or per share amount referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share split, reverse share split, share dividend, reclassification, combination, exchange of shares, change or readjustment in change or similar event affecting the Company Stock or the ListCo Common Stock after the date of this Agreement.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) The phrases “provided to” , “delivered to”, “furnished to,” or “made available to” a Party and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been made available to that Party no later than 11:59 p.m. (Eastern Time) on the day prior to the date of this Agreement by delivery to that Party or its legal counsel via electronic mail or hard copy form.

(h) References to “$” or “dollar” or “US$” shall be references to United States dollars.

Article II

THE MERGER; CLOSING

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement or waiver by the Party having the benefit of such condition, at the Effective Time, the Merger Sub shall be merged with and into the Company, with the Company being the surviving company (which is hereinafter referred to for the periods at and after the Effective Time as the “Surviving Entity”) following the Merger and the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity after the Merger and as a direct, wholly-owned subsidiary of ListCo. The Merger shall be consummated in accordance with this Agreement and evidenced by a Certificate of Merger in a form mutually agreed upon by the Parties (the “Certificate of Merger”) executed by the Company and Merger Sub in accordance with the relevant provisions of the DGCL.

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Section 2.02 Closing. On the terms and subject to the conditions of this Agreement, the consummation of the Merger (the “Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (“pdf”)) on the date that is two (2) Business Days following the date on which all conditions set forth in Article VIII have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time or date as ListCo and the Company may mutually agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 2.03 Effective Time. On the Closing Date, ListCo, Merger Sub and the Company shall cause the Certificate of Merger to be executed, acknowledged and duly submitted for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later time as may be agreed by ListCo and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

Section 2.04 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

Section 2.05 Governing Documents. At the Effective Time, the Organizational Documents of the Merger Sub shall be the Organizational Documents of the Surviving Entity, in each case, until thereafter changed or amended as provided therein or by applicable Law.

Section 2.06 Board of Director of the Surviving Entity. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Entity.

Section 2.07 Effect of the Merger.

(a) On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or any other Person, the following shall occur:

(i) Any shares of Company Common Stock held in the treasury of the Company or held or owned by the Company immediately prior to the Effective Time shall be canceled and retired without any conversion and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity, and the shares of the Surviving Entity into which the shares of capital stock of Merger Sub are so converted shall be the only shares of capital stock of the Surviving Entity issued and outstanding immediately after the Effective Time.

(iii) Subject to Section 2.07(a)(iv), each share of Company Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Sections 2.07(a) and 2.09) will cease to be an existing and issued share and shall be automatically converted by virtue of the Merger and without any action on the part of the holders thereof solely into the right to receive a number of validly issued, fully paid and nonassessable shares of ListCo Class A Common Stock and/or Pre-funded Warrants, equal to the Conversion Ratio and as adjusted in accordance with Section 2.07(c) and Section 2.07(d) as set forth on the Allocation Schedule;

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(iv)

(A) Notwithstanding any other provision of this Agreement, under no circumstances shall ListCo issue shares of ListCo Class A Common Stock to any Company Stockholder pursuant to the terms of this Agreement to the extent that, after giving effect to such issuance, such Company Stockholder, together with any Affiliates thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of ListCo Class A Common Stock outstanding immediately following the Closing (the “Beneficial Ownership Limitation”). In addition, notwithstanding any other provision of this Agreement, under no circumstances shall ListCo issue shares of ListCo Class A Common Stock to the Company Stockholders pursuant to the terms of this Agreement to the extent that the aggregate number of shares so issued would exceed 19.99% of the number of shares of ListCo Class A Common Stock outstanding immediately prior to the Effective Time (the “Nasdaq Ownership Limitation”, and, together with Beneficial Ownership Limitation, the “Ownership Limitations”). If and to the extent either of the Ownership Limitations prevents ListCo from issuing Merger Consideration comprised exclusively of shares of ListCo Class A Common Stock, then ListCo instead shall issue as Merger Consideration (i) the maximum number of shares of ListCo Class A Common Stock that may be issued without exceeding either Ownership Limitation, and (ii) Pre-Funded Warrants exercisable for the number of shares of ListCo Class A Common Stock the issuance of which was prevented by application of the Ownership Limitations. Each Pre-Funded Warrant shall be exercisable pursuant to the terms thereof for one share of ListCo Class A Common Stock, at an exercise price of $0.0001. The Pre-Funded Warrants will be registered in ListCo’s books and will not be listed for trading on any stock exchange or trading market.

(B) Following the Effective Time, on the following matters presented to the ListCo Stockholders for their action or consideration at any meeting of the ListCo Stockholders, the Company Stockholders, in their positions as holders of any ListCo Common Stock, shall not be entitled to vote: (i) to approve any amendment to this Agreement or the Pre-Funded Warrant to delete any ownership limitations set forth herein or therein, (ii) to approve the increase of any ownership limitation set forth in this Agreement or the Pre-Funded Warrant to a percentage in excess of 20.00%, or (iii) to approve and effect any other matters to the extent that the Company Stockholders would be able to receive shares of ListCo Class A Common Stock or the Pre-Funded Warrants pursuant to this Agreement to the extent that their collective beneficial ownership exceeds 19.99% of the number of shares of ListCo Class A Common Stock outstanding immediately prior to the Effective Time.

(v) ListCo shall issue and deliver to an Affiliate of Five Elms a true, correct and complete certificate, or other applicable evidence of ownership acceptable to such holder, representing one share of Series FE Preferred Stock. In addition, ListCo shall file the Preferred Designation with the Office of the Secretary of State of the State of Delaware.

(vi) Prior to the Effective Time, by virtue of action of the Board of Directors of Company in accordance with the Company Plan, each outstanding Company Option and each outstanding Company Warrant shall be cancelled and extinguished, and each holder of such Company Option or Company Warrant, as the case may be, shall cease to have any rights with respect thereto. The Company shall have taken all actions necessary to cause the Company Plan to terminate at or prior to the Effective Time.

(b) Merger Consideration. The aggregate merger consideration to be issued to the Company Stockholders (excluding the Dissenting Stockholders) in the Merger shall be a number of shares of ListCo Class A Common Stock (and/or the Pre-Funded Warrants issued in lieu thereof) equal to the quotient of $19,600,000 divided by the Conversion Price (the “Merger Consideration”).

(c) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of ListCo Class A Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of ListCo Class A Common Stock shall not receive such fraction, and shall instead receive (subject to the Ownership Limitation) such amount rounded up to the nearest whole number of shares of ListCo Class A Common Stock.

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(d) Adjustment to Merger Consideration. The shares of ListCo Class A Common Stock issuable pursuant to Section 2.07 shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into ListCo Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of the shares of ListCo Class A Common Stock outstanding after the date hereof and prior to the Effective Time so as to provide the Company Stockholders (excluding the Dissenting Stockholders) with the same economic effect as contemplated by this Agreement prior to such event.

(e) Allocation Schedule. The Company shall deliver to ListCo, at least five (5) Business Days prior to the Closing Date, a schedule (the “Allocation Schedule”) setting forth the allocation of the Merger Consideration among the Company Stockholders (excluding the Dissenting Stockholders). The Company acknowledges and agrees that the Allocation Schedule (i) is and will be in accordance with the Organizational Documents of the Company, and applicable Law, (ii) does and will set forth (A) the mailing addresses and email addresses, for each Company Stockholder, (B) the number and class of Equity Securities of the Company owned by each Company Stockholder as of immediately prior to the Effective Time, and (C) the portion of the Merger Consideration allocated to each Company Stockholder (divided into ListCo Class A Common Stock and/or Pre-Funded Warrants in lieu thereof, and, if any, additional shares of ListCo Class A Common Stock to be issued pursuant to Section 2.07(c)), and (iii) is and will be accurate. Notwithstanding anything in this Agreement to the contrary, upon delivery, payment and issuance of the Merger Consideration on the Closing Date in accordance with the Allocation Schedule, ListCo and its Affiliates shall be deemed to have satisfied all obligations with respect to the payment of consideration under this Agreement (including with respect to the Merger Consideration), and none of them shall have (i) any further obligations to the Company, any Company Stockholder or any other Person with respect to the payment of any consideration under this Agreement (including with respect to the Merger Consideration), or (ii) any liability with respect to the allocation of the consideration under this Agreement, and the Company hereby irrevocably waives and releases ListCo and its Affiliates (and, on and after the Closing, the Company and its Affiliates) from all claims arising from or related to such Allocation Schedule and the allocation of the Merger Consideration among each Company Stockholder as set forth in such Allocation Schedule.

Section 2.08 Withholding Rights. Each of the Parties and each of their respective Affiliates and any other Person making a payment under this Agreement shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. ListCo, the Company, the Surviving Entity, Merger Sub or their respective Affiliates or Representatives, as applicable, shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.09 Company’s Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (such holder, a “Dissenting Stockholder” and, such shares of Company Stock, collectively, the “Dissenting Shares”) shall not be converted into the right to receive the portion of Merger Consideration applicable to such Dissenting Shares; provided, that any such amounts that would otherwise be payable in respect of such Dissenting Shares shall remain the property of ListCo. From and after the Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Entity. Notwithstanding the foregoing, if any Dissenting Stockholder effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that Dissenting Stockholder’s shares (i) shall no longer be deemed to be Dissenting Shares, and (ii) shall be treated as if they had been converted automatically at the Effective Time into the portion of Merger Consideration applicable to such Dissenting Shares in accordance with the Allocation Schedule and the surrender of any certificates for Company Common Stock (“Certificates”) to ListCo. Each Dissenting Stockholder who becomes entitled to payment for his, her or its Dissenting Shares pursuant to the DGCL shall receive payment thereof from ListCo in accordance with the DGCL. For the avoidance of doubt, for purposes of determining the Allocation Schedule and the other related definitions and terms that are affected by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, any and all Dissenting Shares shall be included in all such determinations as if such Dissenting Shares were participating in the Merger and were entitled to receive the applicable payments under this Agreement. The Company shall give ListCo prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and ListCo shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of ListCo (prior to the Closing), make any payment with respect to, settle or offer or agree to settle any such demands.

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Section 2.10 Delivery of Merger Consideration.

Upon the terms and subject to the conditions set forth in this Agreement or waiver by the Party having the benefit of such condition, in consideration of the Merger Consideration to be received by each Company Stockholder, on or prior to the Closing Date, ListCo shall, or cause its Transfer Agent to deliver to each Company Stockholder such document or documents, satisfactory to the Company, evidencing such number of ListCo Class A Common Stock and/or Pre-Funded Warrants in lieu thereof as set forth in the Allocation Schedule.

Section 2.11 No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of any Company Stock that were outstanding immediately prior to the Effective Time. If, after the First Effective Time, any Certificate is presented to the Surviving Entity for any reason, it shall be cancelled and exchanged as provided in this Article II.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to ListCo and Merger Sub as follows, subject to the exceptions set forth in the Company Disclosure Schedule (provided that the Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections of this Agreement, and the disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections of this Agreement only to the extent it is reasonably apparent that such disclosure is applicable to such other sections and subsections), as of the date hereof and as of the date of the Closing:

Section 3.01 Corporate Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has the corporate power and authority to own, operate and lease its properties, rights and assets and to conduct the Business as it is now being conducted. The Company has made available to ListCo true and correct copies of the Organizational Documents of the Company and its Subsidiaries as in effect as of the date hereof. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

Section 3.02 Subsidiaries. Each Subsidiary of the Company has been duly formed or organized, is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the corporate power and authority to own, operate and lease its respective properties, rights and assets and to conduct the Business as it is now being conducted. Each Subsidiary of the Company is duly licensed or qualified as a foreign entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Effect on such Subsidiary.

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Section 3.03 Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Ancillary Document to which it is or will be a party and (subject to the consents, approvals, authorizations and other requirements described in Section 3.04 or Section 3.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such other Ancillary Documents and the consummation of the Transactions have been duly authorized by the Company Board and the Company Stockholders, and other than the consents, approvals, authorizations and other requirements described in Section 3.04 or Section 3.05, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or any other Ancillary Documents or the Company’s performance hereunder or thereunder. This Agreement has been, and each other Ancillary Document to which the Company is a party has been or will be (when executed and delivered by the Company) duly and validly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such other Ancillary Document constitutes or will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 3.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 3.05, the execution, delivery and performance by the Company of this Agreement and the other Ancillary Documents to which it is or will be a party and the consummation by the Company of the Transactions do not and will not, (a) contravene or conflict with, or trigger security holders’ right that have not been duly waived under, the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law, Business Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Specified Contract or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b), (c) or (d) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of each of ListCo and Merger Sub contained in this Agreement and the other Ancillary Documents to which the Company is or will be a party, no notice to, action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority (collectively, the “Authorizations”) is required on the part of the Company with respect to its execution, delivery and performance of this Agreement and the other Ancillary Documents to which it is or will be a party and the consummation by the Company of the Transactions, except for (i) any Authorization the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (ii) the filing of any documents or information required pursuant to applicable requirements, if any, of applicable Securities Laws, (iii) compliance with and filings or notifications required to be filed with the state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the other Ancillary Documents or the Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (v) the Company Stockholder Approval.

Section 3.06 Capitalization.

(a) As of the date of this Agreement, the total outstanding Equity Securities of the Company are described in the Company Disclosure Schedule. The issued and outstanding shares of Company Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance in all material respects with applicable Securities Laws and all requirements set forth in the Organizational Documents of the Company; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) to the Knowledge of the Company are free and clear of any Liens (other than restrictions arising under applicable Laws, the Company’s Organizational Documents and the Ancillary Documents).

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(b) There are no outstanding options, restricted stock, restricted stock units, equity appreciation, phantom stock, profit participation, equity or equity-based rights or similar rights with respect to the Equity Securities of, or other equity or voting interest in, the Company. (i) No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of the Company, and (ii) there are no warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contract that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities of the Company, and (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company Stockholders may vote.

(c) (i) There are no declared but unpaid dividends or distributions in respect of any Equity Securities of the Company and (ii) since December 31, 2023 through the date of this Agreement, the Company has not made, declared, set aside, established a record date for or paid any dividends or distributions.

Section 3.07 Capitalization of Subsidiaries.

(a) All of the issued and outstanding Equity Securities of each Subsidiary of the Company are beneficially, directly or indirectly, owned by the Company.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries owns any Equity Securities in any Person other than the Group Companies.

Section 3.08 Reserved.

Section 3.09 Financial Statements; Absence of Changes.

(a) The Company has made available to ListCo copies of the audited consolidated balance sheet as of December 31, 2023 and 2022, the audited consolidated statements of operations, of changes in stockholders’ equity and of cash flows for the year ended December 31, 2023 and 2022, and the unaudited consolidated balance sheet, statement of operations, of changes in stockholders’ equity and of cash flows for the 10-month period ended October 31, 2024 (together with the auditors’ reports, the “Financial Statements”).

(b) The Financial Statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of their operations and cash flows for the periods ended on the respective dates thereof.

(c) The Company and its Subsidiaries have established and maintained systems of internal accounting controls. Such systems are designed to provide, in all material respects, reasonable assurance that (i) all material transactions are executed in accordance with management’s authorization, and (ii) all material transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. Other than as set forth in the Financial Statements, the Company is not aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company or its Subsidiaries’ management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company or its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

(d) Since December 31, 2023, through and including the date of this Agreement, no Material Adverse Effect on the Company has occurred.

Section 3.10 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, debt, or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts, or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since October 31, 2024 in the ordinary course of business of the Company and its Subsidiaries (none of which are liabilities, debts, or obligations resulting from or arising out of a breach of contract, breach of warranty, tort, violation of Law, or infringement or misappropriation), (c) incurred or arising under or in connection with the Transactions, including expenses related thereto, (d) that are executory obligations under Contracts (excluding any liabilities arising from a breach of Contracts), or (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries.

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Section 3.11 Litigation and Proceedings. There are no, and during the last two years, there have been no pending or, to the Knowledge of the Company, threatened Actions by or against the Company or any of its Subsidiaries that, if adversely decided or resolved, had, or would reasonably be expected to result in a Material Adverse Effect. There is no Governmental Order imposed upon the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, there are no inquiries or investigations of Governmental Authority or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of Company or any of its Subsidiaries or any malfeasance by any officer or director of Company.

Section 3.12 Compliance with Laws.

(a) Except where the failure to be, or to have been, in compliance with such Laws has not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company is, and during the last two (2) years has been, conducted in compliance with all applicable Laws in all material respects. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law at any time during the last two years with respect to the Company’s operation of the Business, except for any such violation which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries hold all material licenses, approvals, consents, registrations, franchises and permits necessary for the lawful conduct of the Business (the “Business Permits”), except for any failure to hold any Business Permits which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance with and not in default under such Business Permits, in each case except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b) Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any Representative acting on behalf of the Company or any of its Subsidiaries, is or has been (i) identified on any sanctions-related list of restricted or blocked persons, including the list of Specially Designated Nationals and Blocked Persons maintained by the OFAC, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury of the United Kingdom, and the Consolidated List of Persons, Groups, and Entities Subject to EU Sanctions; (ii) organized, resident, or located in any country that is itself the subject of U.S. or applicable non-U.S. economic sanctions; or (iii) owned or controlled by any persons described in clause (i) or (ii).

(c) The Company and its Subsidiaries and, to the Knowledge of the Company, the Representatives acting on behalf of the Company and its Subsidiaries, are and in the last two (2) years have been in material compliance with applicable Laws relating to economic or financial sanctions (including those administered by OFAC, His Majesty’s Treasury of the United Kingdom, the European Union, or any EU member state).

Section 3.13 Contracts; No Defaults.

(a) For purposes of this Agreement, “Specified Contracts” shall mean all Contracts described below in this Section 3.13(a) that remain in effect as of the date of this Agreement and to which, as of the date of this Agreement, the Company or any of its Subsidiaries is a party: each material Contract that is (i) necessary for the conduct and operations of its Business and properties as currently conducted or operated; (ii) with any of the officers, consultants, directors, employees or stockholders of the Company or any of its Subsidiaries; or (iii) requires the establishment, contribution to, or operation of a partnership, joint venture or involving a sharing of profits or losses, or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person. For purposes of this Section 3.13(a), “material” shall mean any agreement, contract, indebtedness, liability, arrangement or other obligation either: (x) having an aggregate value, cost or amount in excess of US$2,000,000 within any 12-month period or (y) not terminable by the Company or any of its Subsidiaries upon ninety (90) days’ or less notice without incurring any material financial penalty or obligation.

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(b) Except for any Contract that has terminated, or will terminate, upon the expiration of the stated term thereof prior to the Closing Date and except as would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole, each Specified Contract (i) is in full force and effect and (ii) represents the legal, valid and binding obligations of the Company or one or more of its Subsidiaries party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except as would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have performed in all material respects all of their respective obligations required to be performed by them to date under the Specified Contracts and (x) neither the Company, the Company’s Subsidiaries, nor, to the Knowledge of the Company any other party thereto is in breach of or default under any Specified Contract, (y) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any Specified Contract at any time during the last twelve (12) months prior to the Closing Date, and (z) no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a default under any Specified Contract by the Company or its Subsidiaries that would provide the counterparty thereto to terminate such Specified Contract or, to the Company’s Knowledge, any other party thereto (in each case, with or without notice or lapse of time or both).

(c) Other than in the ordinary course of business, none of the top five largest customers and suppliers of the Business, taken as a whole, based on dollar amount of revenue and cost respectively for the fiscal year ended December 31, 2023 (collectively, the “Top Customers/Suppliers”), has terminated, or to the Knowledge of the Company, given written notice to the Company that it intends to terminate its business relationship with the Company. There has been no material dispute or controversy or, to the Knowledge of the Company, threatened material dispute or controversy between the Company, on the one hand, and any Top Customer/Supplier, on the other hand, that would reasonably be expected to result in the Top Customer/Supplier terminating its business relationship with the Company.

Section 3.14 Labor Matters.

(a) To the Knowledge of the Company, the Company is and has been during the past two years in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, Social Security Benefits, and wages and hours, except for any such noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) Neither the Company nor any of its Subsidiaries is party to or bound by (i) any collective bargaining agreement or other Contract with any labor union, labor organization or works council or any arrangement with an employer organization or (ii) arrangements with a labor union, works council or labor organization. There is no, and since December 31, 2023 there has been no, organized labor dispute, labor grievance or strike, lockout, picketing, hand billing, slowdown, concerted refusal to work overtime, work stoppage, or other material labor dispute against or affecting the Company, in each case, pending or, to the Knowledge of the Company, threatened in writing.

(c) To the Knowledge of the Company, each benefit or similar plan for Company Employees or other service providers of the Company or any of its Subsidiaries (collectively the “Company Benefit Plans”) has been established, maintained, funded and administered in compliance in all material respects with applicable Laws. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereunder (including the Merger) will (whether alone or in connection with any subsequent event(s)) (A) result in the acceleration, funding or vesting of any material compensation or benefits to any current or former director, officer, employee, consultant or other service provider of the Company or its Subsidiaries under any Company Benefit Plan, or (B) result in the payment by the Company or any of its Subsidiaries to any current or former employee, officer, director, consultant or other service provider of the Company or its Subsidiaries of any severance pay or any increase in severance pay (including the extension of a prior notice period or any golden parachute) upon any termination of employment or service or the cancellation of any material benefit or payment to any Company Employee.

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Section 3.15 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

(i) all Tax Returns required to be filed by the Company or its Subsidiaries have been filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all material respects;

(ii) all material Taxes (whether or not shown as due on Tax Returns) required to be paid by the Company and its Subsidiaries have been paid;

(iii) there is no material Action with respect to Taxes of the Company or any of its Subsidiaries that is pending or otherwise in progress or has been threatened in writing by any Governmental Authority within the last three years;

(iv) the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the collection, withholding, reporting and remittance of Taxes;

(v) if the Company or any of its Subsidiaries is required to be registered for any value-added tax (“VAT”) in any jurisdiction, then it is so registered in each applicable jurisdiction and the Company or the applicable Subsidiary has complied with all Laws and Governmental Orders in respect of any VAT, maintains full and accurate records with respect thereto and has not been subject to any interest, forfeiture, surcharge or penalty or been a member of an affiliated, consolidated or similar group with any other company for purposes of VAT; and

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action (nor permitted any action to be taken) that would reasonably be expected to prevent, impair, or impede the Intended Tax Treatment.

Section 3.16 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns or leases any real property.

(b) The Company or its applicable Subsidiary has good and marketable title to, or a valid and binding leasehold or other interest in, all material tangible personal property necessary for the conduct of the Business, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.

Section 3.17 Intellectual Property, Privacy and Data Security.

(a) The Company and its Subsidiaries have valid and enforceable rights to all Intellectual Property that is material to the conduct of the Business as currently conducted.

(b) To the Knowledge of the Company, neither the Company nor its Subsidiaries nor the conduct of the Business is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, or has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party during the past two (2) years, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in any manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) Except for those that have no Material Adverse Effect on the Company, the Company and its Subsidiaries have in place commercially reasonable measures designed to protect and maintain the confidentiality of all trade secrets and other material confidential information included in the Owned Intellectual Property. To the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any source code, trade secrets or other material confidential information of the Company, in each case that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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(d) To the Knowledge of the Company, in connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information (collectively “Personal Information”), the Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to comply with Data Security Requirements.

(e) To the Knowledge of the Company, the Company and its Subsidiaries have in place commercially reasonable measures designed to protect the confidentiality, integrity and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures designed for the continued operation of the Business in the event of a failure of the IT Systems. To the Knowledge of the Company, in the past two (2) years there has been no material Security Incident. that has resulted in the unauthorized access, use, disclosure, modification, encryption, loss, or destruction or other Processing of any information or data contained or stored therein or transmitted thereby, nor any failures of, the IT Systems that have caused any material disruption or interruption in the use of the IT Systems or the conduct of the Business, in each case with respect to such failures or continued substandard performance that has not been remedied or remediated without material expense or liability, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect of the Company.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance, and for the past two (2) years have been in compliance, in all material respects with all Data Security Requirements. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, taken as a whole, to the Knowledge of the Company, there is no current Action pending against the Company or any of its Subsidiaries, including by any Governmental Authority, with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other Processing of any Personal Information. There has not been any Action during the past two years and there is no Action pending, or, to the Knowledge of the Company, threatened in writing, and neither the Company nor any of its Subsidiaries has received any written notice during the past two years, relating to any Security Incident or any non-compliance with any Data Security Requirements, except Actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Transactions do not and will not result in any violation or breach by the Company or its Subsidiaries of or any liabilities of the Company or its Subsidiaries in connection with, any Data Security Requirements.

Section 3.18 Brokers’ Fees. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.19 Related Party Transactions. Except set forth in the Company Disclosure Schedules, and except for (i) arm’s length transactions entered into in the ordinary course of business, (ii) employee, consultant, advisor agreements, or similar services agreements, and (iii) director and officer indemnification agreements, no Related Party of the Company is presently a party to any material transaction with the Company, including any material Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring material payments to or from, any Related Party or, to the Knowledge of the Company, any other Person in which any Related Party has a substantial or material interest in or of which any Related Party is an officer, director, trustee or partner.

Section 3.20 Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically in writing for inclusion in (i) the Form 8-K will, at its filing date, (ii) LAS Form will, at the date it is first submitted to the Nasdaq, or (iii) the Proxy Statement will at the date it is first disseminated to the ListCo Stockholders, at the time of any amendment or supplement thereof, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of ListCo or its Affiliates.

Section 3.21 Insurance. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Group Company has purchased insurance policies that are mandatorily required to be obtained by such Group Company pursuant to applicable Law.

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Section 3.22 U.S. Business. To the Knowledge of the Company, no Group Company is a “U.S. business” within the meaning of Section 721 of the Defense Production Act of 1950, as amended, or any of its implementing regulations (together, the “DPA”). To the Knowledge of the Company, no Group Company engages in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the DPA, (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

Section 3.23 No Other Representations. Except for the representations and warranties set forth in this Article III, the Company makes no other representations or warranties to ListCo or Merger Sub.

Article IV

REPRESENTATIONS AND WARRANTIES OF LISTCO AND MERGER SUB

Except as set forth in the ListCo Disclosure Schedules to this Agreement delivered by ListCo and Merger Sub dated as of the date of this Agreement, or except as set forth in any of ListCo’s SEC Reports filed with or furnished to the SEC prior to the date of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (excluding any disclosures in any “risk factors” or “forward-looking statements” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each of ListCo and Merger Sub represents and warrants to the Company as follows, as of the date hereof and as of the date of the Closing:

Section 4.01 Corporate Organization.

(a) Each of ListCo and its Subsidiaries is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has the corporate power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted. ListCo has made available to the Company true and correct copies of each of the ListCo Organizational Documents and the Organizational Documents of each Subsidiary of ListCo as in effect as of the date hereof. Each of ListCo and each Subsidiary of ListCo is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of ListCo to consummate the Transactions or otherwise have a Material Adverse Effect.

(b) Merger Sub was incorporated on November 25, 2024, solely for the purpose of engaging in the Transactions, and, from the date of its incorporation until the Closing, has not conducted and will not conduct any business, and had had and will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any other Ancillary Document to which it is a party, as applicable.

Section 4.02 Due Authorization.

(a) Each of ListCo and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each other Ancillary Document to which it is or will be a party and (subject to the consents, approvals, authorizations and other requirements described in Section 4.03 or Section 4.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such other Ancillary Documents and the consummation of the Transactions have been duly and validly authorized and approved by the ListCo Board, the sole stockholder of Merger Sub, and the sole director of Merger Sub and no other corporate or equivalent proceeding on the part of ListCo or Merger Sub is necessary to authorize this Agreement or such other Ancillary Documents or ListCo’s or Merger Sub’s performance hereunder or thereunder, except for the adoption and approval by the ListCo Stockholders of the issuance of the ListCo Class A Common Stock underlying the Pre-Funded Warrants, as contemplated by this Agreement and as required to comply with Nasdaq listing rules. This Agreement has been, and each Ancillary Document has been or will be (when executed and delivered by ListCo and Merger Sub) duly and validly executed and delivered by ListCo and Merger Sub and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each Ancillary Document constitutes or will constitute a legal, valid and binding obligation of ListCo and Merger Sub, enforceable against ListCo and Merger Sub in accordance with its terms.

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(b) At a meeting duly called and held, the ListCo Board has unanimously: (i) approved and declared advisable this Agreement and the other Ancillary Documents and the Transactions including the execution, delivery, and performance thereof, and the consummation of the Transactions contemplated by this Agreement, including the Merger and the issuance of the ListCo Class A Common Stock and the Pre-Funded Warrants, upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and the Transactions are in the best interests of ListCo and the ListCo Stockholders, (iii) directed that the issuance of the ListCo Class A Common Stock underlying the Pre-Funded Warrants, as contemplated by this Agreement and as required to comply with Nasdaq listing rules, be submitted to a vote of the ListCo Stockholders for adoption at the Stockholder Meeting, and (iv) resolved to recommend that the ListCo Stockholders vote in favor of approval of such proposal (the “ListCo Board Recommendation”).

(c) At a meeting duly called and held, the sole director of the of Merger Sub has: (i) approved and declared advisable this Agreement and the other Ancillary Documents and the Transactions, (ii) determined that this Agreement and the Transactions are in the best interests of Merger Sub and its sole stockholder, and (iii) resolved to recommend the adoption of this Agreement by the sole stockholder of Merger Sub.

(d) The sole stockholder of Merger Sub has approved this Agreement and the other Ancillary Documents and the Transactions.

Section 4.03 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05, the execution, delivery and performance of this Agreement and any other Ancillary Document to which ListCo or Merger Sub is a party, and the consummation of the Transactions do not and will not in any material respect (a) contravene or conflict with or violate any provision of, or result in the breach of, or trigger any ListCo securityholders’ rights that have not been duly waived under, the ListCo Organizational Documents or the Organizational Documents of any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law or Governmental Order binding upon or applicable to ListCo or any of its Subsidiaries, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which ListCo or any of its Subsidiaries is a party, or (d) result in the creation or imposition of any Lien upon any of the properties, assets of ListCo or any of its Subsidiaries, except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.04 Litigation and Proceedings. There are no, and during the past two years there have been no, pending or to the Knowledge of ListCo, threatened Actions by or against ListCo or any of its Subsidiaries that, if adversely decided or resolved, had, or would reasonably be expected to result in a Material Adverse Effect. There is no Governmental Order currently imposed upon ListCo or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. Neither ListCo nor any of its Subsidiaries is a party to any settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of ListCo, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of ListCo, threatened, in each case regarding any accounting practices of ListCo or any of its Subsidiaries or any malfeasance by any officer or director of ListCo.

Section 4.05 Governmental Authorities; Consents. Except as set forth in the ListCo Disclosure Schedules, no Authorization is required on the part of ListCo or Merger Sub with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents by each of ListCo and Merger Sub to which it is or will be a party and the consummation of the Transactions, except for (i) the filing with the SEC of any documents or information required pursuant to applicable requirements, if any, of applicable Securities Laws, and such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (ii) compliance with and filings or notifications required to be filed with the state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) the filing of the Certificate of Merger with the Secretary of the State of Delaware, (iv) the filing with the SEC of the Proxy Statement in definitive form in accordance with the Exchange Act, and (v) any consent that may be required by the rules and regulations of the Nasdaq.

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Section 4.06 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by or on behalf of ListCo or any of its Affiliates.

Section 4.07 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) ListCo has timely filed or furnished all SEC Reports during the twelve (12) calendar months and any portion of a month immediately preceding to the date hereof , and, as of the Closing, will have filed or furnished all other statements, prospectuses, registration statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Additional SEC Reports”). Each of the SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied, and each of the Additional SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SEC Reports or the Additional SEC Reports. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. To the Knowledge of ListCo, none of the SEC Reports filed on or prior to the date of this Agreement is subject to any ongoing SEC investigation or review. The SEC Reports did not at the time they were filed with the SEC, or if amended, as of the date of such amendment with respect to those disclosures that were amended (except to the extent that information contained in any SEC Report has been superseded by a subsequently filed SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of ListCo has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. As of the date hereof, neither ListCo nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration or regulation as an “investment company”, in each case, within the meaning of the Investment Company Act.

(b) The SEC Reports contain true and complete copies of the applicable financial statements of ListCo, and they do not contain any statement which are misleading. The audited financial statements (including the notes and schedules thereto) and unaudited interim financial statements included in the SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position and results of operations and cash flows of ListCo and its consolidated Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes, as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material). ListCo does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(c) ListCo has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to ListCo and all material information required to be disclosed by ListCo in the reports and all documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to ListCo’s principal executive officer and principal financial officer. Such disclosure controls and procedures are effective in timely alerting ListCo’s principal executive officer and principal financial officer to material information required to be included in ListCo’s financial statements included in ListCo’s periodic reports required under the Exchange Act.

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(d) ListCo and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. In particular, ListCo has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by ListCo or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ListCo.

(e) Neither ListCo nor any of its Subsidiaries has any liabilities, debts or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts or obligations (i) reflected or reserved for in the latest audited or unaudited financial statements or disclosed in any notes thereto, in each case as is published publicly or provided to the Company prior to the date hereof; (ii) that have arisen since December 31, 2022 in the ordinary course of business of ListCo and its Subsidiaries; (iii) incurred or arising under or in connection with the Transactions, including expenses related thereto; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Except as discussed in the SEC Reports of ListCo, ListCo and its Subsidiaries have established and maintained systems of internal accounting controls. Such systems are designed to provide, in all material respects, reasonable assurance that (i) all material transactions are executed in accordance with management’s authorization, (ii) all material transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with the applicable accounting standard and to maintain accountability for ListCo’s and its Subsidiaries’ assets, (iii) access to assets is permitted only in accordance with appropriate authorizations of management; and (iv) unauthorized acquisition, use or disposition of assets of the ListCo Company Group is prevented or timely detected. Except as set forth in ListCo’s SEC Reports or to the Knowledge of ListCo, none of ListCo or its Subsidiaries nor an independent auditor of ListCo or its Subsidiaries has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by ListCo and its Subsidiaries, (ii) any fraud, whether or not material, that involves ListCo or its Subsidiaries’ management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by ListCo or its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

(g) ListCo is not a “shell company” within the meaning of Rule 12b-2 under the Exchange Act and is not an issuer of the type described in Rule 144(i)(1) under the Securities Act and, based on the representations of the Company set forth in Article III , will not become such a “shell company” or issuer subsequent to, and/or as a result of, the consummation of the Transactions contemplated by this Agreement.

Section 4.08 Compliance with Laws; Permits.

(a) Each of ListCo and its Subsidiaries:

(i) is, and since December 31, 2022 has been, in compliance in all material respects with all applicable Laws;

(ii) has not received any written notice from any Governmental Authority of a material violation of any applicable Law since December 31, 2022;

(iii) holds, and since December 31, 2022 has held, all material licenses, approvals, consents, registrations, franchises and permits necessary to operate their respective businesses as such businesses are being operated as of the date hereof (the “ListCo Permits”); and

(iv) is, and since December 31, 2022 has been, in compliance with and not in default in any material respect under such ListCo Permits;

in each case except, with respect to any Subsidiaries of ListCo (but not ListCo itself), any non-compliance, notice, default or lack of ListCo Permit that has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b) Neither of ListCo nor any of its Subsidiaries, nor to the Knowledge of ListCo, any Representative acting on behalf of ListCo or any of its Subsidiaries, is or has been (i) identified on any sanctions-related list of restricted or blocked persons, including the list of Specially Designated Nationals and Blocked Persons maintained by the OFAC, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury of the United Kingdom, and the Consolidated List of Persons, Groups, and Entities Subject to EU Sanctions; (ii) organized, resident, or located in any country that is itself the subject of U.S. or applicable non-U.S. economic sanctions; or (iii) owned or controlled by any persons described in clause (i) or (ii).

(c) ListCo and its Subsidiaries, and, to the Knowledge of ListCo, the Representatives acting on behalf of ListCo and its Subsidiaries, are and, in the past two (2) years, have been in material compliance with applicable Laws relating to economic or financial sanctions (including those administered by OFAC, His Majesty’s Treasury of the United Kingdom, the European Union, or any EU member state).

Section 4.09 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a ListCo Impairment Effect:

(i) for the last three years, all Tax Returns required to be filed by ListCo or its Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all material respects;

(ii) for the last three years, all Taxes (whether or not shown as due on Tax Returns) required to be paid by ListCo or its Subsidiaries been paid;

(iii) there is no material Action with respect to Taxes of ListCo or its Subsidiaries that is pending or otherwise in progress or has been threatened in writing by any Governmental Authority within the last three years;

(iv) for the last three years, ListCo and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the collection, withholding, reporting and remittance of Taxes;

(v) for the last three years, (A) there are no material assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted, assessed or threatened against ListCo or its Subsidiaries that have not been paid or otherwise resolved in full, and (B) neither ListCo nor any of its Subsidiaries has entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes that has not expired;

(vi) if ListCo or any of its Subsidiaries is required to be registered for VAT in any jurisdiction, then it so registered in each applicable jurisdiction and ListCo or the applicable Subsidiary has complied with all Laws and Governmental Orders in respect of any VAT, maintains full and accurate records with respect thereto and has not been subject to any interest, forfeiture, surcharge or penalty or been a member of an affiliated, consolidated or similar group with any other company for purposes of VAT;

(vii) neither ListCo nor any of its Subsidiaries is subject to material Tax in a country other than the country of its incorporation or formation by virtue of (A) having a permanent establishment or other place of business or (B) having a source of income in that jurisdiction;

(viii) for the last three years, no material written claim has been made by a Governmental Authority in a jurisdiction where ListCo or any of its Subsidiaries does not file Tax Returns that ListCo or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, which claim has not been fully resolved; and

(ix) neither ListCo nor any of its Subsidiaries will be required to pay any material Tax after the Closing Date as a result of any deferral of a payment obligation or advance of a credit with respect to Taxes to the extent relating to any action, election, deferral, filing, or request made or taken by ListCo or any of its Subsidiaries (including the non-payment of a Tax) on or prior to the Closing Date (including (A) the delay of payment of employment Taxes under any COVID-19 Measure or any similar notice or order or law, and (B) the advance refunding or receipt of credits under any COVID-19 Measure).

(b) Neither ListCo nor any of its Subsidiaries has taken any action (nor permitted any action to be taken), nor is it aware of any fact or circumstance, that would reasonably be expected to prevent, impair, or impede the Intended Tax Treatment.

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Section 4.10 Capitalization.

(a) The authorized share capital of ListCo is 350,000,000 shares, consisting of 250,000,000 shares of ListCo Class A Common Stock, and 25,000,000 shares of ListCo Class B Common Stock, 75,000,000 shares of ListCo Preferred Stock, par value $0.0001 per share. As of the date of this Agreement, 3,874,080 shares of ListCo Class A Common Stock, 2,311,134 shares of ListCo Class B Common Stock, and 0 share of ListCo Preferred Stock are issued and outstanding. No Equity Securities other than ListCo Common Stock have been issued or are outstanding. All of the issued and outstanding ListCo Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in full compliance with applicable Law, and all requirements set forth in (1) the Organizational Documents of ListCo and (2) any other applicable Contracts governing the issuance of such Equity Securities, (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of ListCo or any Contract to which ListCo is a party or otherwise bound, and (iv) to the Knowledge of ListCo, are free and clear of any Liens (other than restrictions arising under applicable Laws, the ListCo Organizational Documents and the Ancillary Documents).

(b) All of the issued and outstanding shares of Equity Securities of the Subsidiaries of ListCo (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in full compliance with applicable Law, and all requirements set forth in (1) the Organizational Documents of each such Subsidiary and (2) any other applicable Contracts governing the issuance of such Equity Securities, (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of each such subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound, and (iv) to the Knowledge of ListCo, are free and clear of any Liens (other than restrictions arising under applicable Laws, each such Subsidiary’s Organizational Documents and the Ancillary Documents).

(c) Except as set forth on Schedule 4.10(c) or otherwise disclosed in the ListCo Disclosure Schedules, there are no outstanding options, restricted stock, restricted stock units, equity appreciation, phantom stock, profit participation, equity or equity-based rights or similar rights with respect to the Equity Securities of, or other equity or voting interest in ListCo. Except as contemplated in this Agreement, as disclosed in the SEC Reports or the Organizational Documents of ListCo, (i) no Person is entitled to any pre-emptive or similar rights to subscribe for Equity Securities of ListCo, and (ii) except as set forth on Schedule 4.10(c), there are no warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contract that could require ListCo to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities of ListCo. Except as set forth on Schedule 4.10(c), there are no outstanding bonds, debentures, notes or other indebtedness of ListCo or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which ListCo Stockholders may vote. Except as disclosed in the SEC Reports, ListCo is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to ListCo Common Stock or any other Equity Securities of ListCo.

(d) Schedule 4.10(d) of the ListCo Disclosure Schedule contains a structure chart that depicts or otherwise lists each Subsidiary of ListCo, together with (i) the jurisdiction of organization or formation of each such Subsidiary, and (ii) the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Subsidiary. Neither ListCo nor any of its Subsidiaries owns any Equity Securities in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities of such Person.

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(e) The ListCo Common Stock, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable Securities Laws and not subject to, and not issued in violation of, any Lien (other than restrictions arising under applicable Laws, the ListCo Organizational Documents and the Ancillary Documents), purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the ListCo Organizational Documents, or any Contract to which ListCo is a party or otherwise bound.

(f) All of the issued and outstanding capital stock of Merger Sub is, and immediately before the Effective Time will be, owned by ListCo, free and clear of any Liens.

(g) There are no declared but unpaid dividends or distributions in respect of any Equity Securities of ListCo and since December 31, 2022 through the date of this Agreement, ListCo has not made, declared, set aside, established a record date for or paid any dividends or distributions.

Section 4.11 Material Contracts; No Defaults.

(a) For purposes of this Agreement, “Material ListCo Contracts” shall mean all Contracts described below in this Section 4.11(a) that remain in effect as of the date of this Agreement and to which, as of the date of this Agreement, ListCo or any of its Subsidiaries is a party: each Contract that (i) is material and related to the conduct and operations of its business and properties; (ii) involves any of the Related Parties of ListCo or any of its Subsidiaries that is not on arm’s length terms; (iii) obligates ListCo or any of its Subsidiaries to share, license or develop any material product or technology involving a contract value more than US$1,000,000; (iv) involves the establishment, contribution to, or operation of a partnership, joint venture or involving a sharing of profits or losses, or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person; or (v) would be required to be filed by ListCo pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act. For purposes of this Section 4.11(a), “material” shall mean any agreement, contract, indebtedness, liability, arrangement or other obligation either: (x) having an aggregate value, cost or amount in excess of US$1,000,000 within any 12-month period or (y) not terminable by ListCo or any of its Subsidiaries upon ninety (90) days’ or less notice without incurring any penalty or obligation. ListCo has filed as an exhibit to the SEC Reports every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, ListCo is a party or by which any of its respective assets are bound.

(b) Each Contract of a type required to be filed as an exhibit to the SEC Reports, whether or not filed, was entered into at arm’s length. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of ListCo, and, to the Knowledge of ListCo, the other parties thereto, and are enforceable by ListCo to the extent a party thereto in accordance with their terms, subject in all respects to the Enforceability Exceptions, (ii) ListCo and, to the Knowledge of ListCo, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) ListCo has not received any written claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by ListCo or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) ListCo has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract, in each case except for any circumstance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12 Related Party Transactions. Except for arm’s length transactions entered into in the ordinary course of business and as set forth on Schedule 4.12, no Related Party of ListCo is presently a party to any material transaction with ListCo (other than for services as ListCo Employees).

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Section 4.13 ListCo Benefit Plans.

(a) Each employee benefit plan, and each stock ownership, stock purchase, stock option, phantom stock, equity or other equity-based, severance, employment (other than offer letters that do not provide severance or change in control benefits), termination, individual consulting, retention, change-in-control, transaction, fringe benefit, pension bonus, incentive, deferred compensation, employee loan and all other benefit or compensation plans, polices, agreements or other arrangements (any such plan, policy, agreement or other arrangement of ListCo or any of its Subsidiaries, a “ListCo Benefit Plan”) which are, in each case, contributed to, required to be contributed to, sponsored by or maintained by ListCo or any of its Subsidiaries for the benefit of any current or former employee, officer, director, contractor, consultant or other service provider of ListCo or any of its Subsidiaries (collectively, the “ListCo Employees”) or under or with respect to which ListCo or any of its Subsidiaries has any material liability, contingent or otherwise, but not including any of the foregoing sponsored or maintained by a Governmental Authority or required to be contributed to or maintained pursuant to applicable Law, have been in compliance with applicable law in material aspects.

(b) Neither the execution and delivery of this Agreement by ListCo nor the consummation of the Transactions could (whether alone or in connection with any subsequent event(s)) (A) result in the acceleration, funding or vesting of any compensation or benefits to any current or former director, officer, employee, consultant or other service provider of ListCo or any of its Subsidiaries under any ListCo Benefit Plan, or (B) result in the payment by ListCo or any of its Subsidiaries to any current or former employee, officer, director, consultant or other service provider of ListCo or any of its Subsidiaries of any severance pay or any increase in severance pay (including the extension of a prior notice period or any golden parachute) upon any termination of employment or service or the cancellation of any material benefit or payment to any ListCo Employee.

Section 4.14 Labor Matters.

(a) No ListCo Group Company is party to or bound by any collective bargaining agreement or other arrangements with a labor union, employer organization, works council or labor organization. There is no, and since December 31, 2022 there has been no, material organized labor dispute, labor grievance or strike, lockout, picketing, hand billing, slowdown, concerted refusal to work overtime, work stoppage, or other material labor dispute against or affecting any ListCo Group Company, in each case, pending or, to the Knowledge of ListCo, threatened.

(b) Each ListCo Group Company is and has been in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, Social Security Benefits, and wages and hours, except for any non-compliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a ListCo Impairment Effect.

Section 4.15 Investment Company Act. Neither of ListCo nor any of its Subsidiaries is, or immediately following the Closing will be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.16 Business Activities; Absence of Changes.

(a) Since December 31, 2022, except as expressly contemplated by this Agreement, each ListCo Group Company has conducted business in all material respects in the ordinary course, and without limiting the generality of the foregoing, there has not been (a) any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a ListCo Impairment Effect; or (b) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of any ListCo Group Company’s Equity Securities, except for any dividend or distribution by a ListCo Group Company to another ListCo Group Company. Except as set forth in the ListCo Organizational Documents, there is no agreement, Contract, commitment, or Governmental Order binding upon ListCo or to which ListCo is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of ListCo or any acquisition of property by ListCo or any of its Subsidiaries or the conduct of business by ListCo or any of its Subsidiaries as currently conducted or as contemplated to be conducted, in each case, following the Closing in any material respects.

(b) ListCo does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither ListCo nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or, except as set forth on Schedule 4.16(b), could reasonably be interpreted as constituting, a transaction similar in nature to the Merger.

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Section 4.17 Nasdaq Listing. As of the date hereof, the ListCo Class A Common Stock is registered as a class pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “BNZI.” Except as disclosed in the SEC Reports, ListCo has complied with the applicable listing and corporate governance requirements of the Nasdaq. Except as disclosed in the SEC Reports, ListCo has not received any notice from the Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of ListCo Class A Common Stock from the Nasdaq or the deregistration of the ListCo Class A common Stock under Section 12 of the Exchange Act , and there is no Action pending or, to the Knowledge of ListCo, threatened against ListCo by the Nasdaq or the SEC with respect to any intention by such entity to deregister ListCo Class A Common Stock or terminate the listing of ListCo Class A Common Stock on the Nasdaq. None of ListCo or its Affiliates has taken any action in an attempt to terminate the registration of ListCo Class A Common Stock under the Exchange Act.

Section 4.18 Information Supplied. None of the information supplied or to be supplied by ListCo or any of its Subsidiaries specifically in writing for inclusion in (i) the Form 8-K will, as of its filing date, (ii) LAS Form at the date it was first submitted to the Nasdaq, or (iii) the Proxy Statement will at the date it is first disseminated to the ListCo Stockholders, at the time of any amendment or supplement thereof, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, ListCo makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its Affiliates.

Section 4.19 Real Property.

(a) No ListCo Group Company owns any real property.

(b) ListCo or its applicable Subsidiary, as applicable, has a valid leasehold interest in all real property leased by it (“Leased ListCo Real Property”). All material leases for the Leased ListCo Real Property under which ListCo or its applicable Subsidiary is a lessee (collectively, the “ListCo Leases”) are in full force and effect and are enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. None of the ListCo Group Companies has received any written notice of any, and to the Knowledge of ListCo there is no, material default under any such ListCo Lease.

(c) Each of ListCo and its Subsidiaries has good and marketable title to, or a valid and binding leasehold or other interest in, all material tangible personal property necessary for the conduct of the business of ListCo and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.

Section 4.20 Intellectual Property, Privacy and Data Security.

(a) To the Knowledge of ListCo, neither of ListCo nor any of its Subsidiaries nor the conduct of the business of ListCo or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, or has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party during the past two (2) years, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of ListCo, no third party is infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in any manner that would reasonably be expected to have, individually or in the aggregate, a ListCo Impairment Effect.

(b) Except for those that have no ListCo Impairment Effect, ListCo and its Subsidiaries have in place commercially reasonable measures designed to protect and maintain the confidentiality of all trade secrets and other material confidential information included in the Owned Intellectual Property. To the Knowledge of ListCo, there has been no unauthorized access, use or disclosure, in each case that would reasonably be expected to have, individually or in the aggregate, a ListCo Impairment Effect, of any source code, trade secrets or other material confidential information of ListCo.

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(c) To the Knowledge of ListCo, in connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any Personal Information, ListCo and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to comply with Data Security Requirements.

(d) To the Knowledge of ListCo, ListCo and its Subsidiaries have in place commercially reasonable measures designed to protect the confidentiality, integrity and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures designed for the continued operation of their businesses in the event of a failure of the IT Systems. To the Knowledge of ListCo and each of its Subsidiaries, in the past two (2) years there has been no material Security Incident that has resulted in the unauthorized access, use, disclosure, modification, encryption, loss, or destruction or other Processing of any information or data contained or stored therein or transmitted thereby, nor any failures that have caused any material disruption or interruption in the use of the IT Systems or the conduct of the business of ListCo or its Subsidiaries, in each case with respect to such failures that has not been remedied or remediated without material expense or liability, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) At all times, ListCo and its Subsidiaries have (i) made all disclosures to users or customers about its activities involving processing Personal Information as required by applicable Laws, and none of such disclosures made or contained in any privacy and/or data security policies of ListCo or any of its Subsidiaries has been inaccurate, misleading, deceptive, or in violation of any Data Security Requirements (including by containing any material omission); and (ii) obtained all necessary consents required under applicable Laws to Process Personal Information.

(f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of any Data Security Requirements or the privacy and/or data security policies of ListCo or any of its Subsidiaries.

Section 4.21 Solvency.

(a) No ListCo Group Company is insolvent under the applicable Laws.

(b) There are no proceedings in relation to any winding up, bankruptcy or other insolvency proceedings concerning any ListCo Group Company and, no events have occurred which, under applicable Laws, would justify such proceedings.

(c) To the Knowledge of ListCo, no steps have been taken to enforce any security over any material assets of any ListCo Group Company and no event has occurred to give the right to enforce such security.

Section 4.22 Insurance. Except as would not reasonably be expected to materially impact ListCo and its Subsidiaries taken as a whole, ListCo and its Subsidiaries have purchased insurance policies that are mandatory for ListCo or its Subsidiaries to obtain pursuant to applicable Law.

Section 4.23 No Other Representations. Except for the representations and warranties set forth in this Article IV, neither ListCo nor Merger Sub makes any other representations or warranties to the Company.

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Article V

COVENANTS OF THE COMPANY

Section 5.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any other Ancillary Document, as consented to in writing by ListCo (which consent shall not be unreasonably conditioned, withheld or delayed) or as required by applicable Law, conduct and operate its business in the ordinary course of business in all material respects. Without limiting the generality of the foregoing, during the Interim Period, except as contemplated by this Agreement or any other Ancillary Document or as disclosed in the Company Disclosure Schedule, as consented to by ListCo in writing (such consent not to be unreasonably conditioned, withheld or delayed), or as required by applicable Law, the Company shall not, and the Company shall cause its Subsidiaries not to:

(a) amend the Company Charter or Company Bylaws or other Organizational Documents, except (A) in the case of any of the Company’s Subsidiaries only (excluding the Company itself), any such amendment which is not material to the business of the Company and its Subsidiaries, taken as a whole, or (B) as contemplated by the Agreement and the Ancillary Documents;

(b) liquidate, dissolve, reorganize or otherwise wind-up its business and operations, or propose or adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization, except as contemplated by the Agreement and the Ancillary Documents or any liquidation or dissolution of any dormant Subsidiary;

(c) (i) issue, deliver, sell, transfer, pledge or dispose of, or place any Lien (other than a Permitted Lien) on, any Equity Securities of the Company or any of its Subsidiaries or (ii) issue or grant any options, warrants or other rights to purchase or obtain any Equity Securities of the Company or any of its Subsidiaries;

(d) sell, assign, transfer, convey, lease, license, grant other rights under, abandon, allow to lapse or expire, fail to maintain, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including material Intellectual Property), in each case in an amount exceeding US$100,000 and other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of inventory, tangible assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of licenses of Intellectual Property in the ordinary course of business, (iv) as already contracted by the Company or any of its Subsidiaries, (v) disclosure of any confidential information of the Company and its Subsidiaries to any Person pursuant to valid and enforceable agreements to protect confidentiality, or (vi) transactions among the Company and its Subsidiaries or among its Subsidiaries;

(e) except for entries, modifications, amendments, waivers or terminations in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under or terminate, any Specified Contract;

(f) directly or indirectly, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof, in each case in an amount exceeding US$100,000;

(g) settle any Action if such settlement would require payment by the Company in an amount greater than US$200,000;

(h) other than in the ordinary course of business, (i) incur, create or assume any Indebtedness in an amount exceeding US$100,000, other than (x) ordinary course trade payables, (y) between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and its Subsidiaries’ existing credit facilities, notes and other existing Indebtedness as of the date of this Agreement and, in each case, any refinancings thereof, (ii) modify, in any material respect, the terms of any Indebtedness in an amount exceeding US$100,000, or (iii) guarantee the obligations of any Person for indebtedness for borrowed money in an amount exceeding US$100,000;

(i) make any loans or advance any money to any Person in an amount exceeding US$100,000, except for (i) advances in the ordinary course of business to employees, officers or directors of the Company or any of its Subsidiaries for expenses, (ii) prepayments and deposits paid to suppliers, consultants and contractors of the Company or any of its Subsidiaries in the ordinary course of business, (iii) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business and (iv) advances or other payments among the Company and its Subsidiaries;

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(j) make any capital expenditures that in the aggregate exceed US$100,000, other than any capital expenditure (or series of related capital expenditures) in the ordinary course of business;

(k) (i) split, combine, subdivide, reclassify or amend any terms of its Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company that remains a wholly-owned Subsidiary of the Company after consummation of such transaction, (ii) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital;

(l) make any material change in accounting principles or methods of financial accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, other than as may be required by applicable accounting standards or applicable Law;

(m) make, change or revoke any material Tax election in a manner inconsistent with past practice; change or revoke any material accounting method with respect to Taxes resulting in a material amount of additional Tax or filing of any amended Tax Return; file any material Tax Return in a manner inconsistent with past practice; settle or compromise any material Tax claim or Tax liability; enter into any material closing agreement with respect to any Tax; defer any material Taxes as a result of a COVID-19 Measure; or surrender any right to claim a material refund of Taxes; or knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair, or impede the Merger from qualifying for the Intended Tax Treatment, in each case except in the ordinary course of business consistent with its past practice; or

(n) enter into any Contract to do any action prohibited under this Section 5.01 above.

(o) Notwithstanding anything to the contrary contained herein (including this Section 5.01), nothing in this Section 5.01 is intended to give ListCo or any of its Affiliates, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries prior to the Closing, and prior to the Closing, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

Section 5.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information which (a) relates to the negotiation of this Agreement or the Transactions, (b) is prohibited from being disclosed by applicable Law or (c) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure (provided that the Company will use commercially reasonable efforts to provide any information described in the foregoing clause (b) or (c) in a manner that would not be so prohibited or would not jeopardize privilege), during the Interim Period, the Company shall, and shall cause its Subsidiaries to, (x) upon reasonable advance notice from ListCo, afford to ListCo and its Representatives reasonable access to the properties, books, records and appropriate officers of the Company and its Subsidiaries during normal business hours in such manner as to not interfere with the normal operations of the Company and its Subsidiaries, and (y) use commercially reasonable efforts to furnish ListCo and such Representatives with financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries, in each case of (x) and (y), as ListCo and its Representatives may reasonably request in writing solely for purposes of consummating the Transactions and so long as reasonably feasible or permissible under applicable Law and subject to appropriate COVID-19 Measures; provided that such access shall not include any invasive or intrusive investigations or testing, sampling or analysis of any properties, facilities or equipment of the Company or its Subsidiaries. All information obtained by ListCo and its Representatives under this Agreement shall be subject to Section 7.09.

Section 5.03 No Trading. The Company acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of ListCo in violation of such Laws, or knowingly cause or encourage any Person to purchase or sell any securities of ListCo in violation of such Laws.

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Section 5.04 Taxes Relating to the Company Common Stock. The Company acknowledges and agrees that ListCo is not responsible for any and all taxes of any nature that are imposed by applicable Laws on Company Stockholders in connection with Transactions.

Section 5.05 Update to Company Disclosure Schedules.

(a) On or prior to the Closing, the Company shall have the right to supplement the Company Disclosure Schedules to this Agreement to reflect any and all events, circumstances or changes that arise or become known to the Company after the date of this Agreement by delivery to ListCo of one or more supplements (each, a “Company Disclosure Supplement”).

(b) No Company Disclosure Supplement will be deemed to have amended the Company Disclosure Schedules, to have modified the representations and warranties contained in Article III or to have cured any breach of any representation and warranty caused thereby or resulting therefrom.

Article VI

COVENANTS OF LISTCO

Section 6.01 Conduct of Business.

(a) During the Interim Period, ListCo shall, and shall cause its Subsidiaries to, except as expressly required by this Agreement or any other Ancillary Document, as consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or qualified) or as required by applicable Law, conduct and operate its business in the ordinary course of business in all material respects. Without limiting the generality of the foregoing, during the Interim Period, except as contemplated by this Agreement or any other Ancillary Document or as disclosed in the ListCo Disclosure Schedules, as consented to by the Company in writing (which consent shall not to be unreasonably conditioned, withheld or delayed), or as required by applicable Law, ListCo shall not, and shall cause its Subsidiaries not to:

(i) change or amend the ListCo Organizational Documents;

(ii) (A) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise in respect of any outstanding Equity Securities; (B) issue, sell, grant, or offer to issue, sell, grant any Equity Securities; (C) split, subdivide, combine or reclassify any Equity Securities, or amend any terms of any Equity Securities; or (D) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities;

(iii) (A) fail to maintain its existence or merge, consolidate, combine or amalgamate with any Person, (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof or (C) effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, recapitalization, reorganization, public offering or similar transaction (other than the Transactions);

(iv) sell, assign, transfer, convey, lease, license, grant other rights under, abandon, allow to lapse or expire, fail to maintain, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including material Intellectual Property) in each case in an amount exceeding US$3,000,000, and other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of inventory, tangible assets or equipment deemed by ListCo in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of licenses of Intellectual Property in the ordinary course of business, (iv) as already contracted by any ListCo Group Company, (v) disclosure of any confidential information of any ListCo Group Company to any Person pursuant to valid and enforceable agreements to protect confidentiality, or (vi) transactions within ListCo Group Companies;

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(v) authorize, make or make any commitment with respect to any capital expenditure exceeding US$3,000,000, other than any capital expenditure (or series of related capital expenditures) in the ordinary course of business or in connection with an acquisition or merger transaction;

(vi) make any loans or any other advances in any other Person (including to any of its officers, directors, agents or contractors, make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(vii) make, change or revoke any material Tax election; change or revoke any material accounting method with respect to Taxes resulting in a material amount of additional Tax or filing of any amended Tax Return; settle or compromise any material Tax claim or Tax liability; file any Tax Return in a manner materially inconsistent with past practice; defer any material Taxes as a result of a COVID-19 Measure; or surrender any right to claim a material refund of Taxes; or knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair, or impede the Merger from qualifying for the Intended Tax Treatment, in each case except in the ordinary course of business consistent with its past practice;

(viii) enter into, renew or amend, in any material aspect, the terms of any transaction or Contract with a Related Party of ListCo without the Company’s prior written consent; settle any pending or threatened Action if such settlement would require payment by the ListCo in an amount greater than US$5,000,000;

(ix) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) or modify the terms of any Indebtedness with an amount exceeding US$3,000,000, other than (x) ordinary course trade payables, (y) between ListCo and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under ListCo’s and its Subsidiaries’ existing credit facilities, notes and other existing Indebtedness as of the date of this Agreement and, in each case, any refinancings thereof;

(x) issue, offer, deliver, grant, sell, transfer, pledge or dispose of, or place any Lien on, or authorize or propose to issue, offer, deliver, grant, sell, transfer, pledge or dispose of, or place any Lien on, any Equity Securities or any options, warrants or other rights to purchase or obtain any Equity Securities, in each case other than the creation of any Lien on ListCo’s Equity Securities by any third party that is not a ListCo Group Company;

(xi) Reserved;

(xii) change any accounting principles, policies, procedures or methods (including changes affecting the reported consolidated assets, liabilities or results of operations) other than as required by applicable accounting standards or applicable Law;

(xiii) other than in the ordinary course of business consistent with past practice, amend, modify, consent to the termination of, or waive any material rights under, any Material ListCo Contract;

(xiv) engage in the conduct of any new line of business;

(xv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions; or

enter into any Contract, to do any action prohibited under this Section 6.01(a)

(b) During the Interim Period, ListCo shall, and shall cause its Subsidiaries to, comply with, and continue performing under, as applicable, its Organizational Documents, the Agreement and the Ancillary Documents (to the extent in effect during the Interim Period) and all other agreements or Contracts to which it is party.

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Section 6.02 Inspection. ListCo shall, and shall cause its Subsidiaries to, afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, and with reasonable advance notice, to the books, Tax Returns, records, properties and appropriate officers and employees of ListCo Group Companies, and use its commercially reasonable efforts to furnish the Company, its Affiliates and their respective Representatives with all financial and operating data and other information concerning the affairs of ListCo Group Companies, in each case as the Company or any of its Affiliates or Representatives may reasonably request for purposes of the Transactions, and except for any information which (x) relates to the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) on the advice of legal counsel of ListCo would result in the loss of attorney client privilege or other privilege from disclosure (provided that ListCo will use commercially reasonable efforts to provide any information described in the foregoing clauses (y) or (z) in a manner that would not be so prohibited or would not jeopardize privilege).

Section 6.03 ListCo Public Filings. During the Interim Period, ListCo shall file with or furnish to the SEC when required by the Federal Securities Laws all reports or information required to be filed with or furnished to the SEC under the Federal Securities Laws and otherwise comply with its reporting obligations in all material aspects under the Federal Securities Laws.

Section 6.04 ListCo Listing. During the Interim Period, ListCo shall use commercially reasonable efforts to ensure that the ListCo Class A Common Stock continues to be listed on the Nasdaq Capital Market.

Section 6.05 Merger Sub. ListCo shall, as soon as reasonably practicable after the date hereof, provide to the Company a copy of (i) the resolutions passed by the board of directors of Merger Sub and (ii) the resolutions passed by ListCo, as the sole stockholder of Merger Sub, in each case duly approving this Agreement and each other Ancillary Document and the Transactions, including the Merger.

Section 6.06 Update to ListCo Disclosure Schedules.

(a) On or prior to the Closing, ListCo or the Merger Sub shall have the right to supplement the ListCo Disclosure Schedules to this Agreement to reflect any and all events, circumstances or changes that arise or become known to ListCo or the Merger Sub after the date of this Agreement by delivery to the Company of one or more supplements (each, a “ListCo Disclosure Supplement”).

(b) No ListCo Disclosure Supplement will be deemed to have amended the ListCo Disclosure Schedules, to have modified the representations and warranties contained in Article IV or to have cured any breach of any representation and warranty caused thereby or resulting therefrom.

Article VII

JOINT COVENANTS

Section 7.01 Efforts to Consummate.

(a) With respect to any requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, ListCo and Merger Sub shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to ListCo, and ListCo and Merger Sub shall promptly furnish to the Company, copies of any notices or communications received by such Party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such Party shall permit counsel to the other parties an opportunity to review in advance, and each such Party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such Party or its Affiliates to any Governmental Authority concerning the Transactions. To the extent not prohibited by Law, the Company agrees to provide ListCo and its counsel, and ListCo agrees to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any material substantive meetings or discussions, either in person or by telephone, between such Party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

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(b) During the Interim Period, ListCo, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder proceedings (including derivative claims) relating to this Agreement, Ancillary Documents or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of ListCo, any Subsidiary of ListCo or any of their respective Representatives (in their capacity as a representative of ListCo or any Subsidiary of ListCo) or, in the case of the Company, any Subsidiary of the Company or any of their respective Representatives (in their capacity as a representative of the Company or any Subsidiary of the Company). ListCo and the Company shall each (i) keep the other Party timely informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at such other Party’s own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, and (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation. Notwithstanding the foregoing, in no event shall ListCo (or any of its Representatives) on the one hand, or the Company (or any of its Representatives), on the other hand, settle or compromise any Transaction Litigation brought without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed).

(c) Each Party shall otherwise use its reasonable best efforts to cooperate with the other Parties to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to satisfy the conditions to closing set forth in Article VIII and to consummate and make effective the Transactions.

Section 7.02 Form 8-K, LAS Form, Proxy Statement.

(a) As promptly as practicable (any in any case within four (4) business days) after execution of this Agreement, ListCo shall prepare and file a Current Report on Form 8-K (the “Form 8-K”) pursuant to the Exchange Act to report the execution of this Agreement. Each of ListCo and Merger Sub shall use its reasonable best efforts so that the Form 8-K will comply in all material respects with the applicable Laws. Each of the Company and ListCo shall use its reasonable best efforts to respond promptly to any comments of the Nasdaq with respect to the listing of additional shares form in connection with the Transactions (such form, together with any attachment, amendments or supplements thereto (the “LAS Form”) that was submitted by ListCo to the Nasdaq prior to the date hereof. Upon its receipt of any comments from the Nasdaq or its staff or any request from the Nasdaq (as the case may be) or its staff for amendments or supplements to the LAS Form, ListCo shall promptly (and in any event within one (1) Business Day) notify the Company and shall provide the Company with copies of all correspondence between ListCo and its representatives, on the one hand, and the Nasdaq and its staff, on the other hand. Prior to submitting the LAS Form to the Nasdaq (or any amendment or supplement thereto) or responding to any comments of the Nasdaq with respect thereto, ListCo (i) shall provide the Company with a reasonable period of time to review and comment on such document or response and (ii) shall consider in good faith all additions, deletions or changes reasonably proposed by the Company in good faith.

(b) Each of ListCo and Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by ListCo, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in Form 8-K, the LAS Form, the Proxy Statement or any other documents submitted or to be submitted to the SEC or the Nasdaq (as the case may be) in connection with the Transactions, will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (x) no representation, warranty, covenant or agreement is made by the Company with respect to information supplied by ListCo, Merger Sub or their respective Representatives for inclusion or incorporation by reference in Form 8-K, the LAS Form, the Proxy Statement, or any other documents submitted or to be submitted to the SEC or the Nasdaq (as the case may be), and (y) no representation, warranty, covenant or agreement is made by ListCo or Merger Sub with respect to information supplied by any Company or its Representatives for inclusion or incorporation by reference in such documents.

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(c) If, at any time prior to the Effective Time, any event or circumstance relating to the Company, ListCo, Merger Sub or their respective officers or directors, should be discovered by ListCo or the Company, as applicable, which should be set forth in an amendment or a supplement to Form 8-K and the LAS Form so that such document would not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties. Thereafter, ListCo, the Company and Merger Sub shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Form 8-K, the LAS Form, or such other materials describing or correcting such information such that the Form 8-K, the LAS Form, or such other materials (as the case may be) no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and, to the extent required by Law, disseminate such amendment or supplement; provided, that no information received by ListCo or the Company, as applicable, pursuant to this Section 7.02 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

(d) As promptly as practicable (but in no event more than fourteen (14) calendar days following the Effective Time), ListCo, with the assistance of the Company Stockholders, shall use reasonable best efforts to prepare and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the ListCo Stockholders relating to a special meeting of ListCo Stockholders (the “Stockholder Meeting”). The Proxy Statement shall include the ListCo Board Recommendation. ListCo will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the ListCo Stockholders on the date that the definitive Proxy Statement is filed with the SEC and ListCo and the Company Stockholders will ensure that the Proxy Statement complies in all material respects with all applicable Laws. ListCo and the Company Stockholders shall also take any other action required to be taken under applicable Law as may be reasonably requested by the other Party in connection with any such actions.

(e) ListCo shall provide the Company Stockholders with any comments or other communications, whether written or oral, that ListCo may receive from the SEC or its staff with respect to the Proxy Statement promptly (but in no event more than two (2) Business Days) after the receipt of such comments. Prior to the filing with the SEC of the Proxy Statement in definitive form, or any amendment or supplement thereto) or the dissemination thereof to the ListCo Stockholders, or responding to any comments of the SEC with respect to the Proxy Statement, ListCo shall provide the Company Stockholders a reasonable opportunity to review and comment on such Proxy Statement or response (including the proposed final version thereof), and ListCo shall give reasonable and good faith consideration to any comments made by the Company Stockholders.

(f) ListCo shall take all action necessary to duly call, give notice of, convene, and hold the Stockholder Meeting as soon as reasonably practicable in accordance with applicable Law and the ListCo Organizational Documents, and, in connection therewith, ListCo shall mail the Proxy Statement to the ListCo Stockholders in accordance with Section 7.02(d). At the Stockholder Meeting, ListCo shall use reasonable best efforts to: (a) solicit from the ListCo Stockholders proxies in favor of the adoption and approval of the issuance of the ListCo Class A Common Stock underlying the Pre-Funded Warrants, as contemplated by this Agreement and as required to comply with Nasdaq listing rules and (b) take all other actions necessary or advisable to secure the vote or consent of the ListCo Stockholders required by applicable Law and the ListCo Organizational Documents to obtain such approval. Once the Stockholder Meeting has been called and noticed, ListCo shall not postpone or adjourn the Stockholder Meeting without the consent of the Company Stockholders, unless such postponement or adjournment is due to lack of sufficient vote to approve the issuance of the ListCo Class A Common Stock underlying the Pre-Funded Warrants, as contemplated by this Agreement and as required to comply with Nasdaq listing rules.

Section 7.03 Director and Officer Indemnification Matters.

(a) ListCo and Merger Sub agree that all rights to indemnification and all limitations on liability existing in favor of current or former directors, officers and employees of the Company (the “D&O Indemnified Persons”) as provided in the Company Charter and Company Bylaws, and any indemnification agreement of the Company with any D&O Indemnified Persons (such constituent documents and indemnification agreements, collectively, the “Indemnification Documents”), as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall either survive the Merger (with respect to any indemnification agreements not set forth in constituent documents) or be restated in the constituent documents of the Surviving Entity, and shall continue in full force and effect, and shall be honored by ListCo (as if it was the Indemnifying Party (as defined herein) thereunder) and the Surviving Entity following the Closing for a period of six (6) years without any amendment thereto.

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(b) At the Closing, Company shall obtain a “tail” policy (the “D&O Insurance”) with respect to the current policies of directors’ and officers’ liability insurance (the “D&O Policies”) maintained by Company (the costs of which will be borne 50% by ListCo and 50% by the Company) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. Such D&O Insurance shall (i) have a claim period of at least six (6) years following the Closing Date, (ii) insure each Person covered by the D&O Policies for acts and omissions occurring on or before the Closing Date and (iii) contain terms and conditions which are no less advantageous to the beneficiaries thereof as the D&O Policies. Notwithstanding anything herein to the contrary, if any claim (whether arising before, at or after the Closing Date) is made against any Person covered by the D&O Insurance on or before the sixth (6th) anniversary of the Closing Date, the provisions of this Section 7.03(b) shall continue in effect until the final disposition or resolution of such claim.

(c) The obligations of ListCo and Surviving Entity under this Section 7.03 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Person to whom this Section 7.03 applies without the consent of such affected D&O Indemnified Person (it being expressly agreed that the D&O Indemnified Persons to whom this Section 7.03 applies shall be third-party beneficiaries of this Section 7.03, each of whom may enforce the provisions of this Section 7.03).

Section 7.04 Post-Closing Access to Information.

(a) The Parties acknowledge that subsequent to Closing each Party may need access to information or documents in the control or possession of the other Party for the purposes of Tax or other audits, compliance with Laws and governmental requirements, and the prosecution or defense of third-party claims, settlements, disputes or investigations. Accordingly, The Parties agree that until the seventh (7th) year anniversary of the Closing Date or such longer period required by Law, to the extent permitted by Law, each will make reasonably available to the other’s agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting Party such documents and information as may be available for periods prior and subsequent to Closing to the extent necessary to facilitate audits, compliance with Laws and governmental requirements and regulations and the prosecution or defense of third-party claims.

(b) ListCo shall cause to be provided any information or documents reasonably requested by Company Stockholders in connection with Tax or other disputes, settlements, investigations, Actions or other matters in respect of any period ending at or prior to the Closing. The Party requesting documents or information pursuant to this Section 7.04 shall pay all fees and expenses paid to unaffiliated third parties by the Party providing such documents or information in connection with providing such information or document.

(c) Notwithstanding anything contained herein to the contrary, no Party shall be required to provide any information under this Section 7.04 in connection with any claims or disputes under this Agreement or any other agreement among the Parties or in connection with the Transactions. Any Party may condition providing any information pursuant to this Section 7.04 on the execution of a confidentiality agreement in such form as reasonably acceptable to such Party.

Section 7.05 Further Assurances. From and after the date of this Agreement, upon the request of any Party, the other Parties shall furnish such further information, execute and deliver such schedules, instruments, documents or other writings and take such actions as may be reasonably necessary or desirable to confirm and carry out and to fully effectuate the intent and purposes of this Agreement.

Section 7.06 Indemnification.

(a) Survival. The representations and warranties made by the Company, ListCo and Merger Sub in this Agreement, shall survive the Closing Date and shall continue in full force and effect for a period of twelve (12) months thereafter; provided, however, that (i) each of the Company Specified Representations and ListCo Specified Representations shall survive until the sixth (6th) anniversary of the Closing Date, and (ii) the indemnification matters specified in Sections 7.06(b)(ii) and 7.06(c)(ii) shall survive until performed in accordance with their terms or for the period stated herein. In each case, the period from the date hereof until the last date on which a representation, warranty, covenant or other obligation survives shall be known as the “Survival Period”. The Parties acknowledge that the Survival Periods set forth herein for the assertion of claims under this Agreement are the results of arms-lengths negotiations among the Parties and that the Parties intend for such time periods to be enforced as agreed by the Parties.

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(b) Indemnification of ListCo Indemnitees. Subject to the other terms and conditions of this Section 7.06, from and after the Closing, each Company Stockholder, in proportion to their Indemnifying Percentages as set forth on the Allocation Schedule, severally (but not jointly and severally), shall indemnify and defend ListCo, the Merger Sub and their Affiliates and their respective Representatives (collectively, the “ListCo Indemnitees”), against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (the “Losses”), incurred or sustained by, or imposed upon, the ListCo Indemnitees based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement, including the Company Disclosure Schedules; or

(ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

(c) Indemnification of Company Indemnitees. Subject to the other terms and conditions of this Section 7.06, from and after the Closing, ListCo shall indemnify and defend the Company and each of the Company Stockholders, their Affiliates and their respective Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of ListCo or Merger Sub contained in this Agreement, including the ListCo Disclosure Schedules; or

(ii) any breach or non-fulfilment of any covenant, agreement or obligation to be performed by ListCo or Merger Sub pursuant to this Agreement.

(d) Certain Limitations. The indemnification provided for Section 7.06 shall be subject to the following limitations:

(i) Any claim for indemnification must be asserted before the expiration of the applicable Survival Period; provided, however, if notice of any claim for indemnification shall have been given within the applicable Survival Period, the provisions that are the subject of the indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

(ii) For the avoidance of doubt, each Company Stockholder’s liabilities shall be pro rata based on the applicable Merger Consideration each actually receives at Closing.

(iii) Notwithstanding the foregoing, Company Stockholders shall not be liable to the ListCo Indemnitees for indemnification under Section 7.06(b): (A) until the aggregate amount of all Losses in respect of indemnification under Section 7.06(b) exceeds $150,000, in which event the Company Stockholders shall be required to pay or be liable only for such Losses in excess of such threshold and (B) for aggregate Losses in respect of indemnification in excess of $1,500,000.

(iv) For the purposes of calculating Losses for which a Party is entitled to indemnification under this Section 7.06, such Losses shall be reduced by the actual net reduction in the income Taxes of any Party resulting from the deduction, if any, attributable to any such Losses, in the taxable year such Losses are recognized for income Tax purposes, as calculated on a with and without basis.

(e) For the purposes of this Section 7.06, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

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(f) Indemnification Procedures.

(i) Whenever any indemnification claim shall arise in favor of a Person entitled to indemnification under this Section 7.06 (the “Indemnified Party”), the Indemnified Party shall notify the Person giving the indemnity (“Indemnifying Party”) in writing as soon as reasonably practicable but at least within thirty (30) days of (i) such Indemnified Party receiving actual knowledge of the facts constituting the basis for such indemnification claim, or, (ii) in the case of a third-party claim, receipt of a written third-party assertion of a claim or liability. Failure to send such written notice shall not release the Indemnifying Party from liability hereunder, unless such failure materially prejudices the Indemnifying Party’s defense of the claims that are the subject of the written notice, which notice given by the Indemnified Party will specify the nature, circumstances and amount of such claim and set forth the Indemnified Party’s calculation of the Damages incurred (and, if possible, expected to be incurred) by the applicable Indemnified Party with respect thereto (in each case, estimated, if necessary, and to the extent feasible), and (in the case of any third-party claim) include copies of all notices and documents (including Court papers) received by the Indemnified Party to date relating to the third-party claim (other than those notices and documents separately addressed to the Indemnifying Party).

(ii) The Indemnifying Party shall have the option to assume the defense of any third-party claim and control the defense, settlement and prosecution of any litigation. Each Indemnified Party shall fully and reasonably cooperate with the Indemnifying Party in any such litigation defense, settlement or prosecution. The Indemnified Party shall have the right to reasonably approve defense counsel selected by the Indemnifying Party. The Indemnified Party shall be entitled to participate in the defense of such Action or claim and employ separate counsel of its choice for such purpose. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Action or claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 7.06 for any fees of other counsel or any other expenses with respect to the defense of such Action, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Action, provided, that, if there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required to the extent such fees and expenses are otherwise indemnifiable hereunder. Anything in this Section 7.06(f)(ii) notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or consent to the entry of any judgment if, pursuant to or as a result of such settlement, compromise or discharge, (i) injunctive or other equitable relief will be imposed against the Indemnified Party or such settlement, compromise or discharge involves any finding or admission of any violation of applicable Law, or (ii) such settlement, compromise, or discharge does not include as an unconditional term thereof a written irrevocable and unconditional release of the Indemnified Party from all liabilities with respect to such matter. All Parties agree to cooperate as reasonably necessary in the defense of such matters, including making available records, information, personnel and testimony, and attending such conferences, discovery proceedings, hearings, trials or appeals relating to such third party claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such third-party claim. Notwithstanding the foregoing, the Representative of the Indemnifying Party, on behalf of the Indemnifying Party, shall, at its election, exclusively control and direct the defense, settlement and prosecution of the matter through attorneys selected by such Representative, provided that such Representative shall keep the Indemnified Party reasonably informed of all material developments that arise in connection with such matter.

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(iii) After the giving of any notice of a claim pursuant to this Section 7.06, the amount of indemnification to which an Indemnified Party shall be entitled under this Section 7.06 shall be determined (i) by the written agreement between ListCo and the Company Stockholders, (ii) a final award under Section 10.06, or (iii) by a final judgment or decree of any Court of competent jurisdiction (each of the foregoing, collectively, a “Final Determination”). The judgment or decree of a Court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

(g) The Parties acknowledge and agree that the indemnification and related provisions in this Section 7.06 shall be the sole and exclusive post-Closing remedy for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) arising out of or based upon the matters set forth in this Agreement or related to the Transactions.

(h) Adjustment to Merger Consideration. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated by the Parties as an adjustment to the Merger Consideration for income Tax purposes unless a final determination by a court of competent jurisdiction requires such payment to be treated differently.

(i) Mitigation, Etc. Notwithstanding anything herein to the contrary, the Parties shall make reasonable efforts to mitigate any Losses in accordance with applicable Law. Upon the payment of any indemnification claim under this Agreement, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any insurer of the Indemnified Party in respect of the Losses to which such payment relates. The Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the foregoing subrogation rights.

Section 7.07 Exclusivity.

(a) During the Interim Period, the Company shall not, and shall cause its Representatives and Subsidiaries not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing confidential or non-public information) any inquiries, proposals or offers that constitute or would lead to any merger, business combination or other similar transaction involving the Company or its Subsidiaries that precludes or is mutually exclusive with the Transactions (an “Alternative Transaction Proposal”), (ii) engage or participate in any discussions, negotiations or transactions with any third party regarding any Alternative Transaction Proposal or that would lead to any such Alternative Transaction Proposal, or (iii) enter into any agreement or deliver any agreement or instrument (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument) reflecting any Alternative Transaction Proposal; provided that the execution, delivery and performance of this Agreement and the other Ancillary Documents and the consummation of the Transactions shall not be deemed a violation of this Section 7.07(a). The Company agrees to promptly notify ListCo if the Company or any of its Representatives or Subsidiaries receives any offer or communication in respect of an Alternative Transaction Proposal, and will promptly communicate to ListCo in reasonable detail the terms and substance thereof, and the Company shall, and shall cause its Representatives and Subsidiaries to, cease any and all existing negotiations or discussions with any person or group of persons (other than ListCo and its Representatives) regarding an Alternative Transaction Proposal.

(b) During the Interim Period, ListCo shall not, and shall cause its Representatives and Subsidiaries not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing confidential or non-public information) any inquiries, proposals or offers that constitute or would lead to any merger, business combination or other similar transaction involving any ListCo Group Company that precludes the consummation of the Transactions (an “Alternative ListCo Transaction Proposal”), (ii) engage or participate in any discussions, negotiations or transactions with any third party regarding any Alternative ListCo Transaction Proposal or that would lead to any such Alternative ListCo Transaction Proposal, or (iii) enter into any agreement or deliver any agreement or instrument (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument) related to any Alternative ListCo Transaction Proposal; provided that the execution, delivery and performance of this Agreement and the other Ancillary Documents and the consummation of the Transactions shall not be deemed a violation of this Section 7.07(b). ListCo agrees to promptly notify the Company if ListCo or any of its Representatives, or Subsidiaries receives any offer or communication in respect of an Alternative ListCo Transaction Proposal, and will promptly communicate to the Company in reasonable detail the terms and substance thereof, and ListCo shall, and shall cause its Representatives and Subsidiaries to, cease any and all existing negotiations or discussions with any person or group of persons (other than the Company and its Representatives) regarding an Alternative ListCo Transaction Proposal.

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(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company or the ListCo or their respective boards of directors, acting in their capacity as such, to take any action or refrain from taking any action to the extent the ListCo or the Company and/or their respective boards of directors determine, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law.

Section 7.08 Tax Matters.

(a) Each of ListCo, the Company and Merger Sub shall (i) use its respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of ListCo, the Company and Merger Sub shall report the Merger (including preparing and filing all Tax Returns) consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority. The Parties shall cooperate with each other and their respective tax counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes incurred in connection with this Agreement and the Transactions will be borne by the party responsible therefor under applicable Law.

(c) Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 7.09 Confidentiality; Publicity.

(a) Each Party agrees that during the Interim Period and for a period of three (3) years after the expiry of the Interim Period, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Confidential Information of any other Party that is disclosed to such Party or its Representatives, and, without the disclosing Party’s prior written consent, will not use such Confidential Information for any purpose, except in connection with the evaluation, negotiation and consummation of the transactions contemplated by this Agreement or any other Ancillary Document, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder (collectively, the “Permitted Purposes”), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any Confidential Information, except that each Party may disclose any Confidential Information (i) to its Affiliates, and its and its Affiliates’ respective directors, officers, employees, partners, professional advisors, investors and permitted transferees, in each case on a need-to-know basis only for any of the Permitted Purposes and where such Persons are under appropriate nondisclosure obligations; (ii) to the extent required by applicable Laws or (iii) with respect to Five Elms, to its current or potential investors as part of its fundraising, marketing, information or reporting activities in the ordinary course of business, in each case (A) subject to the existence of customary contractual confidentiality obligations with respect thereto or (B) with respect to which the recipients have been instructed to keep such Confidential Information confidential. In the event that a Party or any of its Representatives, during the Interim Period and for a period of three (3) years after the expiry of the Interim Period, becomes legally required to disclose any Confidential Information of any other Party, such Party shall provide the disclosing Party to the extent legally permitted with prompt written notice of such requirement so that the disclosing Party or a Representative thereof may seek, at the disclosing Party’s cost, a protective order or other remedy, and in any event, it shall furnish only that portion of the Confidential Information which is legally required to be provided and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. Notwithstanding the foregoing, each Party and its Representatives shall be permitted to disclose any and all Confidential Information to the extent required by the Federal Securities Laws, the staff of the SEC or the rules of the Nasdaq. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that Five Elms is engaged in the business of venture capital and private equity investing and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of each Party, and this Agreement shall not prevent Five Elms from (x) evaluating or engaging in investment discussions with, or investing in or acquiring, any third party, (y) engaging in or operating any business, in each case whether or not competitive with any Party, or (z) sharing Confidential Information with Five Elms’ owners in connection with customary performance and tax reporting communications; provided, that, in each case, neither Five Elms nor its Representatives otherwise breach Section 7.09 of this Agreement. In addition, nothing in this Section 7.09 shall in any way apply to any portfolio company of Five Elms so long as the Confidential Information is not disclosed to such portfolio companies. The Parties acknowledge that Five Elms’ review of the Confidential Information will inevitably enhance Five Elms’ knowledge and understanding of the Business in a way that cannot be separated from Five Elms’ other knowledge, and the Parties agree that this Section 7.09 shall not restrict Five Elms in connection with the purchase, sale, consideration of, and decisions related to other investments and serving on the boards of such investments in such industries. The Parties acknowledge that Five Elms or its Affiliates, managers, directors, officers or employees may serve as directors of portfolio companies of investment funds managed by Affiliates of Five Elms, and the Parties that such portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such portfolio company; provided, that, such individual has not provided such portfolio company or any other director, officer, employee, or other Representative of such portfolio company with Confidential Information.

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(b) None of the Parties or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of:

(i) (in the case where ListCo or any of their respective Affiliates proposes to make such public announcement or communication) the Company; or

(ii) (in the case where the Company or any of its Affiliates proposes to make such public announcement or communication) ListCo, (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law, in which case ListCo or the Company, as applicable, shall use their reasonable best efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance; provided that each Party and its Affiliates may make disclosure regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective Affiliates, Representatives and limited partners or investors in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information strictly confidential; and provided that the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent or with any Governmental Authorities under Section 7.01.

(c) Promptly after the execution of this Agreement and/or Closing of the Transactions contemplated herein, ListCo and the Company shall issue a mutually agreed joint press release announcing the execution of this Agreement and/or Closing of the Transactions contemplated herein; provided that, subject to ListCo’s review and consent, which will not be unreasonably withheld or delayed, Five Elms may issue its own press release announcing the execution of this Agreement and/or Closing of the Transactions contemplated herein to the extent that such communication.

Section 7.10 Company Stockholders’ Representations and Warranties.

(a) Each Company Stockholder, severally and not jointly, hereby represents and warrants to, and covenants with, ListCo (which representations and warranties shall survive the Closing) as of the date hereof and as of the Closing Date that:

(i) Each Company Stockholder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. If such Company Stockholder is an entity, such Company Stockholder has full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Agreement and Ancillary Documents and otherwise to carry out its obligations hereunder and thereunder. If such Company Stockholder is a natural person, such Company Stockholder has full legal capacity to enter into and consummate the transactions contemplated by the Agreement and Ancillary Documents and to carry out his or her obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

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(ii) The entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to each Company Stockholder or of any agreement, written or oral, to which such Company Stockholder may be a party or by which such Company Stockholder is or may be bound;

(iii) Each Company Stockholder is acquiring the applicable Merger Consideration for investment purposes for his, her or its own account and not with a view to a distribution of all or any part thereof in violation of the Securities Act. Each Company Stockholder is aware that there are legal and practical limits on his, her or its ability to sell or dispose of the applicable Merger Consideration and therefore, that each Company Stockholder must bear the economic risk of his, her or its investment for an indefinite period of time. Each Company Stockholder has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. Each Company Stockholder’s commitment to illiquid investments is reasonable in relation to its net worth;

(iv) Each Company Stockholder (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its acquisition of the applicable Merger Consideration; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(v) Each Company Stockholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Company Stockholder in connection with the Transactions constitutes legal, tax or investment advice.

(vi) Each Company Stockholder is not acquiring the applicable Merger Consideration as a result of any advertisement, article, notice or other communication regarding the Equity Securities of ListCo published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Company Stockholder, any other general solicitation or general advertisement.

(b) Each Company Stockholder understands that the applicable Merger Consideration (including any securities underlying the applicable Merger Consideration) have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Company Stockholder’s representations as expressed herein. Each Company Stockholder understands that the applicable Merger Consideration and there underlying securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Company Stockholder must hold the applicable Merger Consideration indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Company Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the applicable Merger Consideration or the underlying securities, and on requirements relating to ListCo which are outside of each Company Stockholder’s control, and which ListCo is under no obligation and may not be able to satisfy. Each Company Stockholder understands that this offering is not intended to be part of the public offering, and that each Company Stockholder will not be able to rely on the protection of Section 11 of the Securities Act.

(c) Such Company Stockholder acknowledges that such Company Stockholder is familiar with Rule 144 and Rule 144A, of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 and Rule 144A, as applicable, permits resales only under certain circumstances. Such Company Stockholder understands that to the extent that Rule 144 or Rule 144A is not available, he, she or it will be unable to sell any applicable Merger Consideration or the securities underlying the applicable Merger Consideration without either registration under the Securities Act or the existence of another exemption from such registration requirement.

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(d) Each Company Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the applicable Merger Consideration.

(e) Each Company Stockholder hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the applicable Merger Consideration and the underlying securities may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Article VIII

CONDITIONS TO OBLIGATIONS

Section 8.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Merger are subject to the satisfaction at the Closing of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the Parties:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained for the Agreement and the Ancillary Documents and the transactions contemplated therein, and shall remain in full force and effect.

(b) Nasdaq Listing Application. (i) ListCo shall have remained continuously listed on the Nasdaq and (ii) the review of the LAS Form shall have been completed by the Nasdaq and Nasdaq shall not have objected to the Class A Common Stock issuable hereunder and pursuant to the Pre-Funded Warrants for listing, subject to notice of issuance.

(c) Agreements with Company Key Employees. Each of the Company Key Employees shall have entered into an offer letter with ListCo, which shall contain standard non-competition, non-solicitation and non-disparagement clauses, in each case effective as of the Closing, in form and substance satisfactory to ListCo.

(d) No Legal Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Transactions illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Transactions, or (ii) issued or granted any order that has the effect of making the Transactions illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Transactions.

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Section 8.02 Additional Conditions to Obligations of ListCo and Merger Sub. The obligations of ListCo and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction as of the Closing of each of the following additional conditions, any one or more of which may be waived (to the extent permitted by applicable Law) in writing by ListCo:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in Section 3.01, Section 3.03, Section 3.04(a), Section 3.06, and Section 3.18 (collectively, the “Company Specified Representations”) shall be true and correct in all respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except for immaterial inaccuracies in such representations and warranties.

(ii) Each of the representations and warranties of the Company contained in Article III (other than the Company Specified Representations), shall be true and correct as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in each case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

(b) Agreements and Covenants. The covenants and agreements of the Company in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. The Company shall have delivered to ListCo a certificate, dated the Closing Date, to the effect that the conditions specified in Sections 8.02(a),8.02(b) and 8.02(d) have been fulfilled.

(d) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred which is continuing and uncured.

(e) Good Standing. The Company shall have delivered to ListCo and Merger Sub good standing certificates (or similar documents applicable for such jurisdictions) for the Company and each of its Subsidiaries certified as of a date no later than five (5) days prior to the Closing Date from the proper Governmental Authority of the Company’s and each of its Subsidiary’s respective jurisdiction of organization and from each other jurisdiction in which the Company and its Subsidiary is qualified to conduct business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(f) Registration Rights Agreement. Each of the Company Stockholder (excluding Dissenting Stockholders) shall have delivered a fully executed Registration Rights Agreement to the Company.

(g) Loan Payoff. The Company shall have paid all amounts necessary to pay and fully discharge the then-outstanding obligations of the Company under the Company Loan Agreement, and have delivered to ListCo a customary payoff letter from the lender of such loan.

Section 8.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Merger are subject to the satisfaction as of the Closing of each of the following additional conditions, any one or more of which may be waived (to the extent permitted by applicable Law) in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties contained in Section 4.01, Section 4.02, Section 4.03, Section 4.06, and Section 4.10 (collectively, the “ListCo Specified Representations”), shall be true and correct in all respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except for immaterial inaccuracies in such representations and warranties.

(ii) Each of the representations and warranties contained in Article IV (other than the ListCo Specified Representations) shall be true and correct as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a ListCo Impairment Effect.

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(b) Agreements and Covenants. The covenants and agreements of ListCo and Merger Sub in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. ListCo shall have delivered to the Company a certificate signed by an officer of ListCo, dated the Closing Date, certifying that the conditions specified in Sections 8.03(a), 8.03(b) and 8.03(d) have been fulfilled.

(d) No ListCo Impairment Effect. Since the date of this Agreement, no ListCo Impairment Effect shall have occurred.

(e) Good Standing Certificates. ListCo shall have delivered to the Company good standing certificates (or similar documents applicable for such jurisdictions) of ListCo and each of its Subsidiaries as of a date no later than five (5) days prior to the Closing Date from the proper Governmental Authority of ListCo and each of its Subsidiaries’ respective jurisdiction of organization and from each other jurisdiction in which ListCo and each of its Subsidiaries is qualified to conduct business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(f) Counsel Opinion. ListCo shall have delivered to the Company a copy of a duly executed legal opinion addressed to the Company and dated as of the Closing Date from Hunter Taubman Fischer & Li LLC, ListCo’s U.S. counsel in form and substance reasonably satisfactory to the Company.

(g) Registration Rights Agreement. ListCo shall have delivered a fully executed Registration Rights Agreement to each of the Company Stockholder (excluding Dissenting Stockholders).

(h) Series FE Preferred Stock. ListCo shall have delivered to an Affiliate of Five Elms a true, correct and complete certificate, or other applicable evidence of ownership acceptable to such holder, representing one share of Series FE Preferred Stock. In addition, the Preferred Designation shall have been filed with and accepted by the Office of the Secretary of State of the State of Delaware.

Article IX

TERMINATION

Section 9.01 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of ListCo and the Company;

(b) by written notice from the Company or ListCo to the other, if there shall be in effect any (i) Law or (ii) Governmental Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Governmental Order shall have become final and non-appealable;

(c) by written notice from ListCo to the Company, if the Company has breached or failed to perform any of its representations, warranties, or covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.01 or Section 8.02 to be satisfied and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by the Company before the 30th day following receipt of written notice from ListCo of such breach or failure to perform, provided that ListCo shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(d) by written notice from the Company, if ListCo or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.01 or Section 8.03 to be satisfied and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by ListCo or Merger Sub before the 30th day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(e) by written notice from ListCo or the Company to the other, if the Closing shall not have been consummated on or prior to the Termination Date; for purposes of this Agreement, “Termination Date” means the date falling ninety (90) days after the date hereof; provided that, if, as of 11:59 p.m. (New York time) on the Termination Date, all conditions set forth in Section 8.01 to Section 8.03 (other than those conditions that by their terms or nature are to be satisfied at the Closing) have been satisfied or waived, other than the conditions set forth in Section 8.01(c), then the Termination Date shall be automatically extended without the need for any action by any person, to the date falling one hundred and twenty (120) days after the date hereof; provided, further, that the Termination Date may be extended beyond the date falling one hundred and twenty (120) days after the date hereof if expressly so agreed in writing by ListCo and the Company; and

provided, further, that (A) ListCo shall not have the right to terminate this Agreement pursuant to Section 9.01(e) if ListCo or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 8.01 or Section 8.03 to be satisfied, and (B) the Company shall not have the right to terminate this Agreement pursuant to Section 9.01(f) if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 8.01(a) or Section 8.02 to be satisfied.

Section 9.02 Effect of Termination. Except as otherwise set forth in this Article IX, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its Affiliates, or its Affiliates’ Representatives, other than liability of any Party for any fraud or any intentional and willful breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 7.03, Section 7.09, this Section 9.02, and Article X and any other Section or Article of this Agreement referenced in the foregoing provisions which are required to survive in order to give appropriate effect to the foregoing provisions, shall in each case survive any termination of this Agreement.

Article X

MISCELLANEOUS

Section 10.01 Amendment; Waiver. This Agreement may be modified, supplemented or amended only by a written instrument duly executed by ListCo and the Company Stockholders. Any term or condition of this Agreement may be waived at any time by the Party entitled to the benefit thereof (that is, ListCo or the Company Stockholders, as applicable). Any such waiver must be in writing and must be duly executed by such Party (that is, ListCo or the Company Stockholders, as applicable). All rights and remedies of the Parties to this Agreement are cumulative and not alternative. Except as otherwise provided herein or in any Ancillary Document, no failure or delay by any Party in exercising any right, power or privilege under this Agreement or the other Ancillary Documents will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach, provision or requirement on any other occasion.

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Section 10.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other internationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to ListCo and Merger Sub, to:

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Attn: Joseph Davy

E-mail: [***]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 3rd Avenue

19th Floor

New York, NY 10022

Attn: Louis Taubman, Esq.

Email: [***]

Phone: [***]

(b)	If to the Company, to:

OpenReel, Inc.

450 SW Gemini Dr. #66174

Beaverton, Oregon 97008

Attn: Lee Firestone

Email: [***]

with a copy (which shall not constitute notice) to:

Five Elms Capital

801 Main Street, Suite 700

Kansas City, Missouri 64112

Attn: Jenny Witt

Email: [***]

Phone: [***]

Barnes & Thornburg LLP

390 Madison Avenue, 12th Floor

New York, NY 10017-2509

Attn: Scott Budlong; Taylor K. Wirth

Email: [***]; [***]

Phone: [***]; [***]

Cruz-Abrams Siegel LLC

2 Park Avenue, 20th Floor

New York, New York 10016

Attn: Darren Bilotto

Email: [***]

Phone: [***]

(c)	If to the Company Stockholders, to:

FE IV OR Aggregator, LLC

801 Main Street, Suite 700

Kansas City, Missouri 64112

Attn: Jenny Witt

Email: [***]

Phone: [***]

Lee Firestone

450 SW Gemini Dr. #66174

Beaverton, Oregon 97008

Email: [***]

or to such other address or addresses as the Parties may from time to time designate in writing, provided however that any notices sent pursuant to (i) to (iii) shall be accompanied by an electronic mail notice. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

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Section 10.03 Assignment; Binding Effect. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, including successors by merger or otherwise. Any attempted assignment in violation of the terms of this Section 10.03 shall be null and void, ab initio.

Section 10.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided that notwithstanding the foregoing, (a) in the event the Closing occurs, D&O Indemnified Persons are intended third-party beneficiaries of, and may enforce, Section 7.06, and (b) the Non-Recourse Parties are intended third-party beneficiaries of, and may enforce, Section 10.14.

Section 10.05 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each Party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the other Ancillary Documents and the transactions herein and therein contemplated, including all fees of its legal counsel, financial advisers and accountants, whether or not such transactions are consummated (such Party’s “Expenses”).

Section 10.06 Governing Law; Venue. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each Party hereto (a) agrees that any Action by such Party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the Transactions shall be exclusively in the Delaware Chancery Court, or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware, and not in any other State or Federal court in the United States of America or any court in any other country; (b) agrees to submit to the exclusive jurisdiction of such courts for purposes of all Actions arising out of, or in connection with, this Agreement or the Transactions; (c) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court or any claim that any such Action brought in such a court has been brought in an inconvenient forum; and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 10.07 Captions; Counterparts; Electronic Signatures. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. Signatures on this Agreement by facsimile or other electronic imaging technology shall be deemed to be original signatures for all purposes.

Section 10.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

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Section 10.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and the other Ancillary Documents, constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions.

Section 10.10 Reserved.

Section 10.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law.

Section 10.12 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY AGREEMENT OR ANCILLARY DOCUMENT OR THE TRANSACTIONS.

Section 10.13 Equitable Remedies. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement or any other Ancillary Document in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Ancillary Document and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Ancillary Document, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not allege, and each Party hereby waives the defense, that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this and to enforce specifically the terms and provisions of this Agreement or any other Ancillary Document in accordance with this Section 10.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 10.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, ListCo and Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”).

[Signature Pages Follow.]

49

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date hereof.

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Name:	Joseph Davy
Title:	Chief Executive Officer, Chairman and Director

BANZAI REEL ACQUISITION, INC.

By:	/s/ Joseph Davy
Name:	Joseph Davy
Title:	President

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date hereof.

OPENREEL, INC.

By:	/s/ Lee Firestone
Name:	Lee Firestone
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date hereof.

FE IV OR AGGREGATOR, LLC

By:	/s/ Frederick N. Coulson, IV
Name:	Frederick N. Coulson, IV
Title:	President and Manager

OP FUND II, A SERIES OF ANGELLIST-FOREFRONT VENTURE PARTNERS-FUNDS, LP By: Fund GP, LLC its General Partner By: Belltower Fund Group, Ltd., Agent

By:	/s/ Joshua Cowdin
Name:	Joshua Cowdin
Title:	Authorized Person

By:	/s/ Lee Firestone
Name:	Lee Firestone

By:	/s/ Shijo Mathew
Name:	Shijo Mathew

Signature Page to Agreement and Plan of Merger

EXHIBIT A

Form of Pre-Funded Warrant

[Attached.]

Exhibit A-1

EXHIBIT B

Form of Registration Rights Agreement

[Attached.]

Exhibit B-1

Exhibit C

Form of Preferred Stock Designation

[Attached.]

Exhibit C-1